Exhibit 4.1


                         POST-PETITION CREDIT AGREEMENT

                           dated as of March 11, 2002

                                      among

                             U.S. AGGREGATES, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                             BANK OF AMERICA, N.A.,
                     individually and as Post-Petition Agent
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                                TABLE OF CONTENTS

                                                                           Page

RECITALS.......................................................................1

SECTION 1  DEFINITIONS AND INTERPRETATION......................................1
         1.1  Definitions......................................................1
         1.2  Computations....................................................16
         1.3  Other Interpretive Provisions...................................16

SECTION 2  COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES...................16
         2.1  Commitments.....................................................16
                  2.1.1  Revolving Commitments................................16
                  2.1.2  Additional Commitments...............................17
                  2.1.3  Limitation on Loans..................................17
         2.2  Borrowing Procedures............................................17
         2.3  Letter of Credit Procedures.....................................18
         2.4  Participations in Letters of Credit.............................18
         2.5  Reimbursement Obligations.......................................18
         2.6  Limitation on the Issuing Lender's Obligations..................19
         2.7  Funding by Revolving Lenders to the Issuing Lender..............19
         2.8  Warranty........................................................20
         2.9  Conditions......................................................20
         2.10  Commitments Several............................................20
         2.11  Security Interests; Collateral.................................20

SECTION 3  NOTES EVIDENCING LOANS.............................................21
         3.1  Notes...........................................................21
         3.2  Recordkeeping...................................................21

SECTION 4  INTEREST...........................................................21
         4.1  Interest Rates..................................................21
         4.2  Interest Payment Dates..........................................21
         4.3  Computation of Interest.........................................21

SECTION 5  FEES...............................................................22
         5.1  Facility Fees...................................................22
         5.2  Non-Use Fees....................................................22
         5.3  Letter of Credit Fees...........................................22
         5.4  Post-Petition Agent's Fees......................................23
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SECTION 6  REDUCTION OR TERMINATION OF THE COMMITMENTS;
                 PREPAYMENTS; MANDATORY CASH BALANCES SWEEP...................23
         6.1  Reduction or Termination of the Commitments.....................23
                  6.1.1  Mandatory Reduction of Commitments...................23
                  6.1.2  Voluntary Reduction or Termination of Commitments....23
                  6.1.3  Reductions Generally.................................24
                  6.1.4  Reductions Pro Rata..................................24
         6.2  Prepayments/Cash Collateral.....................................24
                  6.2.1  Mandatory Prepayments................................24
                  6.2.2  Voluntary Prepayments................................26
         6.3  Mandatory Cash Balances Sweep...................................26

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES....................27
         7.1  Making of Payments..............................................27
         7.2  Due Date Extension..............................................27
         7.3  Setoff..........................................................27
         7.4  Proration of Payments...........................................27
         7.5  Net Payments; Tax Exemptions....................................28

SECTION 8  INCREASED COSTS....................................................29
         8.1  Increased Costs.................................................29
         8.2  Mitigation of Circumstances; Replacement of Affected Lender.....30

SECTION 9  REPRESENTATIONS AND WARRANTIES.....................................30
         9.1  Organization, etc...............................................30
         9.2  Authorization; No Conflict......................................30
         9.3  Validity and Binding Nature.....................................31
         9.4  Financial Information...........................................31
         9.5  No Material Adverse Change......................................31
         9.6  Litigation and Contingent Liabilities...........................31
         9.7  Ownership of Properties; Liens..................................31
         9.8  Subsidiaries....................................................32
         9.9  Pension and Welfare Plans.......................................32
         9.10  Regulated Industry.............................................32
         9.11  Regulations T, U and X.........................................32
         9.12  Taxes..........................................................32
         9.13  Environmental Matters..........................................33
         9.14  Compliance with Law............................................34
         9.15  Information....................................................34
         9.16  Insurance......................................................34
         9.17  Real Property..................................................35
         9.18  Intellectual Property..........................................35
         9.19  Burdensome Obligations.........................................35


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SECTION 10  COVENANTS.........................................................35
         10.1  Reports, Certificates and Other Information....................35
                  10.1.1  Audit Report........................................35
                  10.1.2  Interim Reports.....................................35
                  10.1.3  Compliance Certificate..............................36
                  10.1.4  Reports to SEC......................................36
                  10.1.5  Notice of Default, Litigation and ERISA Matters.....36
                  10.1.6  Subsidiaries........................................37
                  10.1.7  Management Reports..................................37
                  10.1.8  Cash Flow Forecasts.................................37
                  10.1.9  Insurance Information...............................37
                  10.1.10  Subordinated Debt Notices..........................37
                  10.1.11  Budgets............................................37
                  10.1.12  Budget Compliance Certificates.....................38
                  10.1.13  Chapter 11 Cases...................................38
                  10.1.14  Construction Contracts.............................38
                  10.1.15 Third Party Sale Interests..........................38
                  10.1.16 Definitive Sale Agreement...........................39
                  10.1.17 Other Information...................................39
         10.2  Books, Records and Inspections.................................39
         10.3  Insurance......................................................39
         10.4  Compliance with Law; Payment of Obligations....................40
         10.5  Maintenance of Existence, etc..................................40
         10.6  Minimum EBITDA.................................................41
         10.7  Mergers, Consolidations, Purchases and Sales...................41
         10.8  Debt...........................................................42
         10.9  Liens..........................................................42
         10.10  Investments...................................................43
         10.11  Restricted Payments...........................................44
         10.12  Capital Expenditures, etc.....................................44
         10.13  Leases........................................................45
         10.14  Use of Proceeds...............................................45
         10.15  Maintenance of Property.......................................45
         10.16  Employee Benefit Plans........................................45
         10.17  Environmental Matters.........................................45
                  10.17.1  Environmental Obligations..........................45
                  10.17.2  Environmental Information..........................46
         10.18  Unconditional Purchase Obligations............................46
         10.19  Inconsistent Agreements; Subsidiary Support...................46
         10.20  Transactions with Related Parties.............................46
         10.21  Business Activities...........................................47
         10.22  Further Assurances............................................47


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         10.23  Modification of Certain Agreements............................47
         10.24  Lender Meetings...............................................47
         10.25  Fiscal Year...................................................47
         10.26  Limitations on Sale and Leaseback Transactions................48
         10.27  Prepayments, etc. of Debt.....................................48
         10.28  No Surcharge..................................................48
         10.29  No Superpriority Claims.......................................48
         10.30  Expenditures..................................................48
         10.31  Rejection, Assumption of Executory Contracts..................48

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING..............................49
         11.1  Effectiveness..................................................49
                  11.1.1  Notes...............................................49
                  11.1.2  Resolutions.........................................49
                  11.1.3  Consents, etc.......................................49
                  11.1.4  Incumbency and Signature Certificates...............49
                  11.1.5  Insurance...........................................50
                  11.1.6  Payment of Fees.....................................50
                  11.1.7  Budgets.............................................50
                  11.1.8  Material Adverse Effect.............................50
                  11.1.9  Third Party Sale Interests..........................50
                  11.1.10 Other...............................................50
         11.2  All Loans and Letters of Credit................................50
                  11.2.1  No Default, etc.....................................51
                  11.2.2  Budget Compliance...................................51
                  11.2.3  Orders..............................................51
                  11.2.4  Borrowing Certificate...............................51
                  11.2.5  Construction Contract Certifications................51

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT................................51
         12.1  Events of Default..............................................51
                  12.1.1  Non-Payment of the Loans, etc.......................51
                  12.1.2  Defaults in Respect of Other Debt...................52
                  12.1.3  Other Material Obligations..........................52
                  12.1.4  Non-Compliance with Provisions of this Agreement....52
                  12.1.5  Representations and Warranties......................52
                  12.1.6  Pension Plans.......................................52
                  12.1.7  Dismissal or Conversion of Chapter 11 Case..........52
                  12.1.8  Relief from Stay....................................53
                  12.1.9  Modification of Financing Orders....................53
                  12.1.10  Contest of Claims..................................53
                  12.1.11  Disallowance of Claims.............................53
                  12.1.12  Interim Financing Order............................53


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                  12.1.13  Final Financing Order..............................53
                  12.1.14  Payment of Debt....................................54
                  12.1.15  Failure to Comply with Financing Orders............54
                  12.1.16  Judgments..........................................54
                  12.1.17  Invalidity of Loan Documents, etc..................54
                  12.1.18  Invalidity of Subordination Provisions, etc........54
                  12.1.19  Material Adverse Effect............................54
                  12.1.20  Superpriority......................................54
                  12.1.21  Surcharge..........................................54
                  12.1.22  Impairment.........................................55
                  12.1.23  Change in Management...............................55
                  12.1.24  Extension of Exclusivity...........................55
                  12.1.25  Acceptable Plan Term Sheet; Contested Plan.........55
                  12.1.26 Aggregate Letter of Credit Drawings.................55
         12.2  Effect of Event of Default.....................................55

SECTION 13  THE POST-PETITION AGENT...........................................56
         13.1  Appointment and Authorization..................................56
         13.2  Delegation of Duties...........................................57
         13.3  Liability of Post-Petition Agent...............................57
         13.4  Reliance by Post-Petition Agent................................57
         13.5  Notice of Default..............................................58
         13.6  Credit Decision................................................58
         13.7  Indemnification................................................59
         13.8  Post-Petition Agent in Individual Capacity.....................59
         13.9  Successor Post-Petition Agent..................................59
         13.10  Withholding Tax...............................................60
         13.11  Collateral Matters............................................62
         13.12  Funding Reliance..............................................62
         13.13  Assignment of Agency Function.................................63

SECTION 14  GENERAL...........................................................63
         14.1  Waiver; Amendments.............................................63
         14.2  Confirmations..................................................64
         14.3  Notices........................................................64
         14.4  Subsidiary References..........................................65
         14.5  Regulation U...................................................65
         14.6  Costs, Expenses and Taxes......................................65
         14.7  Indemnification by the Debtors.................................65
         14.8  Successors and Assigns.........................................66
         14.9  Assignments; Participations....................................66
                  14.9.1  Assignments.........................................66
                  14.9.2  Participations......................................68


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        14.10  Governing Law..................................................68
         14.11  Counterparts..................................................69
         14.12  Forum Selection and Consent to Jurisdiction...................69
         14.13  Waiver of Jury Trial..........................................69
         14.14  Nonliability of Lenders.......................................70
         14.15  Power of Attorney.............................................70

SECTION 15  GUARANTY..........................................................71
         15.1  The Guaranty...................................................71
         15.2  Guaranty Unconditional.........................................71
         15.3  Discharge Only Upon Payment in Full; Reinstatement in
                Certain Circumstances ........................................72
         15.4  Waiver.........................................................72
         15.5  Delay of Subrogation...........................................72
         15.6  Stay of Acceleration...........................................72
         15.7  Subordination of Indebtedness..................................73
||

SCHEDULE I                 Commitments and Percentages
SCHEDULE II*               Disclosure Schedule
                           Item 9.6   Litigation, etc.
                           Item 9.8   Subsidiaries
                           Item 9.9   Pension and Welfare Plans
                           Item 9.13  Environmental Matters
                           Item 9.16  Insurance
                           Item 9.17  Real Property
                           Item 10.9  Liens
                           Item 10.10 Investments

EXHIBIT A                  Form of Note (Section 3.1)
EXHIBIT B*                 Global Budget (Section 10.1.11)
EXHIBIT C                  Budget Compliance Certificate (Section 10.1.12)
EXHIBIT D                  Form of Notice of Borrowing (Section 2.2)
EXHIBIT E                  Form of Compliance Certificate (Section 10.1.3)
EXHIBIT G                  Form of Exemption Certificate (Section 13.10)
EXHIBIT H                  Form of Assignment Agreement (Section 14.9.1)

* Schedules and Exhibits have been omitted and will be provided in accordance with Regulation S-K upon request.

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                         POST-PETITION CREDIT AGREEMENT

         THIS POST-PETITION CREDIT AGREEMENT, dated as of March 11, 2002 (as amended or otherwise modified from time to time, this "AGREEMENT"), is entered into among U.S. AGGREGATES, INC., a Delaware corporation (the "Company"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "LENDERS" and individually each a "LENDER") and BANK OF AMERICA, N.A., as post-petition agent and letter of credit issuing bank for the Lenders.

                                    RECITALS

         WHEREAS, on March 11, 2002 (the "FILING DATE"), the Company, together with its Subsidiaries Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction & Development, Inc., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products, Incorporated, a Utah corporation, Cox Transport Corporation, a Utah corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Valley Asphalt, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a Utah corporation, SRM Holdings Corp., a Delaware corporation, SRM Aggregates, Inc., an Alabama corporation, BHY Ready Mix, Inc., a Tennessee corporation, Dekalb Stone, Inc., a Georgia corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, BAMA Crushed Corporation, an Alabama corporation, and Mulberry Rock Corporation, a Georgia corporation (collectively with the Company, the "Debtors"), filed, with the United States Bankruptcy Court for the District of Nevada, voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE"); and

         WHEREAS, the Lenders have agreed to make available to the Company a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1        SECTION    DEFINITIONS AND INTERPRETATION.

         1.1 DEFINITIONS. When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms):

         ACCEPTABLE PLAN TERM SHEET means a term sheet as to the terms of a plan of reorganization for the Debtors, which, at a minimum, shall include the resolution of the claims of the Lenders and the Pre-Petition Lenders on terms satisfactory to the Required Lenders hereunder and the


                                      -1-
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Required Lenders (under and as defined in the Pre-Petition Credit Agreement) and shall set forth the proposed post-confirmation debt and capital structure of the reorganized Debtors.

         ADDITIONAL COMMITMENT means, as to any Additional Lender, such Additional Lender's commitment to make Additional Loans hereunder, as adjusted from time to time pursuant to SECTION 6.1 or SECTION 14.9. The initial amount of each Additional Lender's Additional Commitment is set forth on SCHEDULE I.

         ADDITIONAL LENDER means any Lender which holds an Additional Commitment or, after termination of the Commitments, any Additional Loan.

         ADDITIONAL COMMITMENT AMOUNT - see SECTION 2.1.2.

         ADDITIONAL PERCENTAGE means, as to any Lender, the percentage which (a) the Additional Commitment of such Lender (plus, after the termination of the Commitments, the unpaid principal amount of the Additional Loans of such Lender) is of (b) the sum of the Additional Commitments of all Lenders (plus, after the termination of the Commitments, the unpaid principal amount of all Additional Loans).

         ADDITIONAL REVOLVING LOAN - see SECTION 2.1.2.

         ACCOUNT DEBTOR means any Person who is obligated to the Company or any Subsidiary under a Receivable.

         AFFECTED LENDER means any Lender that has given notice to the Company (which has not been rescinded) of any obligation by any Debtor to pay any amount pursuant to SECTION 7.5 or 8.1.

         AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         AFFILIATE POST-PETITION AGENT - see SECTION 13.13.

         AGENT-RELATED PERSONS means BofA and any successor post-petition agent arising under SECTION 13.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         AGREEMENT - see the PREAMBLE.


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         ALTERNATE BASE RATE means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in Charlotte, North Carolina, as its "reference rate." (The "reference rate" is a rate set by BofA taking into account various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         ASSET SALE means the sale, lease, assignment or other transfer by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise); for purposes of greater clarity, it is understood that a sale by the Company or any Subsidiary of its own capital stock is not an "Asset Sale" hereunder.

         ASSIGNEE - see SECTION 14.9.1.

         ASSIGNMENT AGREEMENT - see SECTION 14.9.1.

         BANKRUPTCY CODE - see the RECITALS.

         BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Nevada or such other courts as shall have jurisdiction over the Chapter 11 Cases.

         BOFA means Bank of America, N.A., a national banking association.

         BORROWING CERTIFICATE - see SECTION 2.2.

         BUDGET COMPLIANCE CERTIFICATE means a written certificate, in the form of EXHIBIT C, signed by the Chief Financial Officer or the Chief Executive Officer of the Company and delivered monthly and as required by SECTION 10.1.12 to the Post-Petition Agent stating, inter alia, that (i) the Global Budget is accurate, (ii) the proceeds of the Loans and Letters of Credit used during the immediately preceding month were for one of the types of expenditures set forth in SECTIONS 10.14 and 10.30 and in compliance with the maximum amounts permitted to be expended thereunder for the relevant time period in accordance with the Global Budget (including any usage of the Permitted Variance) and (iii) no Event of Default or Unmatured Event of Default has occurred, or, if an Event of Default or Unmatured Event of Default has occurred, that an Event of Default or Unmatured Event of Default has occurred together with the description of such Event of Default or Unmatured Event of Default.

         BUSINESS DAY means any day other than a Saturday or Sunday on which commercial banks in Dallas, Texas are open for commercial banking business.


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         CAPITAL EXPENDITURES means all expenditures which, in accordance with
GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         CAPITAL LEASE means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         CAPITAL STOCK means the equity securities of a corporation, the voting partnership interests of a partnership and the voting membership interests of a limited liability company and any warrants, options or other rights in respect thereof.

         CARVE-OUT has the meaning set forth in the Financing Orders.

         CASH COLLATERALIZE means to deliver cash collateral to the Post-Petition Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Post-Petition Agent. Derivatives of such term have corresponding meanings.

         CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         CERCLIS means the Comprehensive Environmental Response Compensation Liability Information System List.

         CHAPTER 11 CASES means the chapter 11 cases of the Debtors under case nos. BK-N 02-50656 through BK-N 02-50675 in the Bankruptcy Court.

         CODE means the Internal Revenue Code of 1986.

         COLLATERAL has the meaning assigned to such term in the Interim Financing Order.

         COLLATERAL DOCUMENTS means any document or agreement entered into by the Company or any Subsidiary pursuant to this Agreement for the purpose of complying with such Person's obligations to provide Collateral to the Post-Petition Agent hereunder.

         COMMITMENT means an Additional Commitment or a Revolving Commitment, as applicable.

         COMMITMENT AMOUNT means (x) at all times prior to the date when the Final Financing Order is entered by the Bankruptcy Court, $14,600,000 and (y) thereafter, $17,500,000, in each case as reduced from time to time pursuant to
SECTION 6.1. For the avoidance of doubt, all reductions to the Commitments to make Loans occurring prior to the date when the Final Financing Order is entered by the Bankruptcy Court shall be applied to reduce each amount set forth in CLAUSES (X) and (Y) of the immediately preceding sentence by the full amount of such reduction.

         COMPANY - see the PREAMBLE.

         COMPLIANCE CERTIFICATE - see SECTION 10.1.3.

         CONSOLIDATED NET INCOME means, with respect to the Company and its Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, excluding extraordinary items; PROVIDED that there shall be excluded therefrom the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions to the Company by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

         CONSTRUCTION BUSINESS DEBTORS means Cox Rock Products, Incorporated, a Utah corporation, Western Rock Products, Inc., a Utah corporation, Western Aggregates, Inc., a Utah corporation, and Valley Asphalt, Inc., a Utah corporation.

         CONSTRUCTION CONTRACTS means contracts entered into in connection with the construction business of the Construction Business Debtors.

         CONSTRUCTION CONTRACT CERTIFICATION means a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company (or other applicable Debtor) certifying as to (a) the amount of each Construction Contract and (b) that each such Construction Contract is expected to be profitable. The Company (or other applicable Debtor) shall provide any supporting evidence reasonably requested by the Post-Petition Agent in connection with the foregoing.

         CONTESTED PLAN means the filing of or other confirmation sought by the Debtors of any plan of reorganization which is inconsistent with the terms of the Acceptable Plan Term Sheet or that otherwise has not received the prior written approval of the Required Lenders hereunder or the Required Lenders under the Pre-Petition Credit Agreement.

         DEBT of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable and accrued expenses arising in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Agreements, (g) all Suretyship Liabilities of such Person and (h) all Debt (as defined above) of any partnership in which such Person is a general partner. The amount of the Debt of any Person in respect of Hedging Agreements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Agreements maintained with such counterparty).

         DEBTORS - see the RECITALS.

         DEFINITIVE SALE AGREEMENT - see SECTION 12.1.25.

         DIP FACILITY OBLIGATIONS means any and all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company or any Subsidiary to the Post-Petition Agent, any Lender or any Indemnified Person hereunder or under any other Loan Document, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

         DIRECT RECIPIENT - see SECTION 7.5(A).

         DOLLAR and the sign "$" mean lawful money of the United States of America.

         EBITDA means, for any period, Consolidated Net Income of the Company PLUS (a) to the extent deducted in determining Consolidated Net Income, the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges including asset impairments, (iv) net total federal, state and local income tax expense, (v) Interest Expense and bank fees relating to the Loans and Letters of Credit (if applicable), (vi) extraordinary losses, including non-cash losses resulting from Asset Sales, (vii) any non-cash, non-recurring charge,
(viii) "Chapter 11 and Administration expenses" (or "administrative costs reflecting Chapter 11 and expenses") as shown on the consolidated statement of income of the Company for such period and (ix) costs under any employee retention programs approved by the Bankruptcy Court LESS (b) extraordinary gains MINUS (c) the credit, if any, attributable to Minority Interests.

         EFFECTIVE DATE - see SECTION 11.1.

         ENVIRONMENTAL LAWS means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders)

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relating to public health and safety and protection of the environment
(including CERCLA and the Resource Conservation and Recovery Act).

         ERISA means the Employee Retirement Income Security Act of 1974 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         EVENT OF DEFAULT means any of the events described in SECTION 12.1.

         EXCESS CASH BALANCE PAYMENT - see SECTION 6.3.

         EXEMPTION AGREEMENT - see SECTION 7.5(B).

         EXEMPTION REPRESENTATION - see SECTION 7.5(C).

         FACILITY means each of (a) the Revolving Commitments and the Revolving Loans made thereunder and (b) the Additional Commitments and the Additional Loans made thereunder.

         FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Post-Petition Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Post-Petition Agent.

         FILING DATE - see the RECITALS.

         FINAL FINANCING ORDER means an order of the Bankruptcy Court which (a) contains substantially the same provisions as the Interim Financing Order (including reaffirming (x) that the Lenders are extending credit to the Company in good faith (within the meaning of Section 364(e) of the Bankruptcy Code) under this Agreement and (y) the granting of Liens and priority position provided in connection with the Interim Financing Order), (b) indicates that following the filing of a Contested Plan, any exclusive right that any of the Debtors may have to propose, solicit votes with respect to and seek the confirmation of any plan of reorganization shall be automatically terminated (and as a result of such automatic termination of plan proposal exclusivity (x) the proceedings shall be delayed for a reasonable period of time (not to be less than 45 days) to permit the Post-Petition Agent and the Lenders to prepare and file any competing plan of reorganization and seek approval of any accompanying disclosure statement and the proceedings on the Contested Plan and any such competing plan prepared by the Post-Petition Agent and the Lenders thereafter shall be conducted so that they are parallel and (y) the Debtors shall have a duty (if there are any funds to pay its professional and employee salaries) to cooperate so that such competing plans shall proceed on a parallel path (including by providing the Post-Petition Agent and the Lenders with such additional financial and operating information as they may reasonably require to prepare any disclosure statement or competing plan)), and (c) is not subject to vacatur, amendment, modification, reversal or stay without the prior written consent of the Required Lenders (subject to the PROVISO to SECTION 11.2.3).

         FINANCING ORDERS means, collectively, the Interim Financing Order and the Final Financing Order.

         FISCAL QUARTER means a fiscal quarter of a Fiscal Year.

         FISCAL YEAR means the fiscal year of the Company, which period shall be the 12-month period ending on December 31 of each year.

         GAAP means generally accepted accounting principles as in effect on the date of this Agreement.

         GLOBAL BUDGET means the Company's financial projections covering the period from the Filing Date through February 2003 (or at least 12 months) which includes income statements, balance sheets, cash flow statements and the cash receipts and disbursement budgets (that tie to the Operating Budget) by month that the Company shall provide to the Post-Petition Agent and the Lenders prior to the commencement of the Chapter 11 Cases in the form attached hereto as EXHIBIT B (as modified pursuant to SECTION 10.1.11) and which shall be in form and substance acceptable to the Post-Petition Agent and the Required Lenders.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         GUARANTEED OBLIGATIONS means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company due or owing to, or in favor or for the benefit of, the Post-Petition Agent and the Lenders under the Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

         GUARANTORS means each Subsidiary of the Company.

         HAZARDOUS MATERIAL means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                  (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

         HEDGING AGREEMENT means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates.

         INDEMNIFIED LIABILITIES - see SECTION 14.7.

         INDEMNIFIED PERSON - see SECTION 14.7.

         INTEREST EXPENSE means for any period the consolidated interest expense (net of consolidated interest income) of the Company and its Subsidiaries for such period (excluding interest expense accrued but not paid on Subordinated Debt but including any interest expense with respect to Subordinated Debt which was accrued prior to such period but paid during such period).

         INTERIM FINANCING ORDER means an order of the Bankruptcy Court entered on an emergency and/or interim basis, in form and substance satisfactory to the Post-Petition Agent, and after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) no later than 15 days after the Filing Date, authorizing and approving the transactions contemplated in this Agreement and finding, among other things, that the Lenders are extending credit to the Company in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which order shall, on an interim basis, (i) approve the payment by the Company of the fees set forth in SECTION 5 and the professional fees of the Post-Petition Agent, (ii) grant and approve the superpriority liens and security interests and administrative expense claims contemplated herein, (iii) grant adequate protection in favor of the Pre-Petition Lenders and the Pre-Petition Agent, (iv) authorize the use by the Debtors of proceeds of pre-petition collateral that constitutes "cash collateral" (within the meaning of the Bankruptcy Code) in respect of Liens granted pursuant to the Pre-Petition Credit Agreement, (v) otherwise be in form and substance satisfactory to the Pre-Petition Agent and (vi) prior to the entry of the Final Financing Order, be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Required Lenders (subject to the PROVISO to SECTION 11.2.3).

         INVENTORY shall mean any and all goods, including goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries, and shall include all right, title and interest of the Company or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Company or any of its Subsidiaries.

         INVESTMENT means, with respect to any Person:

                  (a) any loan or advance made by such Person to any other Person; and

                  (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person.

         The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         IRS means the Internal Revenue Service and any Governmental Agency succeeding to any of its principal functions under the Code.

         ISSUING LENDER means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SECTION 13.9.

         LC COMMITMENT AMOUNT - see SECTION 2.1.1.

         LENDER  - see the PREAMBLE.

         LETTER OF CREDIT - see SECTION 2.1.1.

         LETTER OF CREDIT APPLICATION means a letter of credit application in the form used by BofA at the applicable time for the type of Letter of Credit requested.

         LIEN means, when used with respect to any Person, any interest in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, security interest, charge or other encumbrance of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         LOAN DOCUMENTS means this Agreement, the Notes, the Letter of Credit Applications and the Collateral Documents.

         LOANS means Revolving Loans and Additional Loans.

         MARGIN STOCK means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         MATERIAL ADVERSE EFFECT means a material adverse effect on (a) the condition (financial or otherwise), operations, business, assets or prospects of the (i) Company or any Subsidiary or (ii) the Company and its Subsidiaries taken as a whole, other than the commencement of the Chapter 11 Cases, (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon any substantial portion of the Collateral or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

         MATERIAL ADVERSE ENVIRONMENTAL IMPACT means an event, occurrence or condition described in CLAUSE (B) or (I) of SECTION 9.13 which, together with all other such events, occurrences or conditions, may reasonably be expected to result in liabilities, for the Company and its Subsidiaries taken as a whole, exceeding $500,000 in any Fiscal Year.

         MAXIMUM CAPITAL EXPENDITURE AMOUNT - see SECTION 10.12.

         MINORITY INTEREST means "minority interest" as reported on the balance sheet of the Company consistent with past practice.

         NET CASH PROCEEDS means

         (a) with respect to any Asset Sale, cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received from such Asset Sale net of the direct reasonable out-of-pocket costs actually incurred in connection with such Asset Sale (including reasonable out-of-pocket legal, accounting and investment banking fees and sales commissions actually incurred in connection therewith), taxes paid or payable within one year after the closing of the related Asset Sale as a result thereof (after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the retirement of Debt secured by a Prior Permitted Lien on the asset or assets which are the subject of such Asset Sale which Debt is required to be repaid in whole in part in connection with such Asset Sale; and

         (b) with respect to any issuance of equity securities or Other Debt, the aggregate cash proceeds received by the Company or the relevant Subsidiary pursuant to such issuance, net of the direct and reasonable out-of-pocket costs relating to such issuance (including direct reasonable out-of-pocket sales and underwriter's commissions and legal, accounting and investment banking fees).

         NOTE - see SECTION 3.1.

         OLDCASTLE PURCHASE AGREEMENT means the Agreement of Purchase and Sale of Assets dated as of March 8, 2002 by and among Oldcastle Materials, Inc., the Company and certain Subsidiaries.

         OPERATING BUDGET means a four week budget (in comparable format and detail to those budgets provided prior to the Filing Date) showing each of the following on a line item basis: (a) budgeted cash receipts (including as a result of the receipt of proceeds from Revolving Loans made hereunder), (b) anticipated disbursements and (c) Letters of Credit to be issued during the applicable period. The cash receipts and disbursements budgets within each Operating Budget must tie to the Global Budget then in effect. Revisions to Operating Budgets (and corresponding changes to the Global Budget) may be approved by the Post-Petition Agent in its sole discretion.

         OTHER DEBT means debt securities of the Company and its Subsidiaries other than as permitted by SECTION 10.8.

         PARTICIPANT - see SECTION 14.9.2.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         PENSION PLAN means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Code or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         PERMITTED ASSET SALE - see SECTION 10.7(IV).

         PERMITTED VARIANCE - see SECTION 10.30.

         PERSON means any natural person, corporation, partnership, trust, association, governmental authority or unit, limited liability company, or any other entity, whether acting in an individual, fiduciary or other capacity.

         POST-PETITION AGENT means BofA in its capacity as post-petition agent for the Lenders hereunder and any successor thereto in such capacity.

         PRE-PETITION AGENT has the meaning assigned to such term in the Financing Orders.

         PRE-PETITION CREDIT AGREEMENT means the Third Amended and Restated Credit Agreement dated as of June 5, 1998 among the Company, various financial institution and BofA, individually and as Agent, as amended prior to the Filing Date.

         PRE-PETITION INDEBTEDNESS means any and all Indebtedness incurred by the Company or any Subsidiary prior to the Filing Date.

         PRE-PETITION LENDERS has the meaning assigned to such term in the Financing Orders.

         PRE-PETITION NON-ENCUMBERED ASSETS means assets of the Debtors in which the Pre-Petition Agent did not, on the Filing Date, have a perfected security interest to secure the obligations of the Debtors to the Pre-Petition Lenders.

         PRE-PETITION NON-ENCUMBERED ASSET PROCEEDS means any and all Net Cash Proceeds of an Asset Sale of Pre-Petition Non-Encumbered Assets.

         PRIOR PERMITTED LIENS means pre-petition and post-petition perfected Liens permitted under SECTION 10.9(A), (B), (C) or (D).

         PROPOSED SECTION 363 SALE means a sale under Section 363 of the Bankruptcy Code of substantially all of the assets of the Debtors as may be approved by the Required Lenders.

         RATIO means, as to any Lender at any time, the result obtained by dividing (i) the Commitments of such Lender (and each Affiliate of such Lender) at such time (plus, after the termination of the Commitments, the sum of the unpaid principal amount of the Loans of such Lender plus the participations of such Lender in all Letters of Credit) by (ii) the Loans and participations in Letters of Credit (each as defined in the Pre-Petition Credit Agreement) of such Lender (and each Affiliate of such Lender) at such time.

         RECEIVABLES means and includes all of the Company's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company and its Subsidiaries to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including any right of stoppage in transit.

         RECIPIENT TAXES - see SECTION 7.5(A).

         RELATED PARTY means, with respect to the Company, (i) any director or officer of the Company or any member of the immediate family of any such officer or director, (ii) any Person that beneficially owns or holds, or directly or indirectly has the power to vote, 5% or more of the Capital Stock of the Company or (iii) any other Person which, directly or indirectly, controls or is under common control with the Company.

         RELEASE means a "release", as such term is defined in CERCLA.

         REPORTING PERSON means the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and FTI Policano & Manzo.

         REQUIRED LENDERS means Lenders having an aggregate Total Percentage of more than 50%.

         RESOURCE CONSERVATION AND RECOVERY ACT means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, ET SEQ.

         REVOLVING COMMITMENT means, as to any Revolving Lender, such Revolving Lender's commitment to make Revolving Loans and to issue or participate in Letters of Credit hereunder, as adjusted from time to time pursuant to SECTION
6.1 or SECTION 14.9. The initial amount of each Revolving Lender's Revolving Commitment is set forth on SCHEDULE I.

         REVOLVING LENDER means any Lender which holds a Revolving Commitment or, after termination of the Commitments, any Revolving Loan.

         REVOLVING LOAN - see SECTION 2.1.1.

         REVOLVING LOAN COMMITMENT AMOUNT - see SECTION 2.1.1.

         REVOLVING OUTSTANDINGS means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans and Additional Loans plus
(b) the Stated Amount of all Letters of Credit.

         REVOLVING PERCENTAGE means, as to any Lender, the percentage which (a) the Revolving Commitment of such Lender (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (b) the sum of the Revolving Commitments of all Lenders (plus, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of all Revolving Loans plus the Stated Amount of all Letters of Credit).

         SEC means the Securities and Exchange Commission.

         STATED AMOUNT means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         SUBORDINATED DEBT means any Debt of the Company having payment schedules and other terms, and which is subordinated to the obligations of the Company hereunder in a manner, satisfactory to the Post-Petition Agent.

         SUBSIDIARY means, with respect to any Person, any other Person of which or in which such Person and/or its other Subsidiaries own, directly or indirectly, 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated association. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Company.

         SURETY BOND FACILITY means up to $15,000,000 in surety bonds issued by one or more third party bonding companies for the benefit of the Construction Business Debtors in connection with Construction Contracts in a manner consistent with past practice.

         SURETYSHIP LIABILITY means any agreement, undertaking or other contractual arrangement (but excluding completion and performance bonding in the ordinary course of business) by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

         SURVIVING OBLIGATIONS means contingent obligations arising under this Agreement and the other Loan Documents by operation of the provisions hereof and thereof which by their terms survive termination hereof and thereof, which obligations are not yet fixed or payable.

         TERMINATION DATE means the earliest to occur of (a) 45 days after entry of the Interim Financing Order (in the event that the Final Financing Order has not been approved by the Bankruptcy Court on or prior to that date), (b) March 11, 2003, (c) substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which in any event shall be no later than the date set forth in clause (b) of this definition) of a plan of reorganization under the Chapter 11

Cases that has been confirmed pursuant to an order of the Bankruptcy Court or
(d) such earlier date on which the Commitments terminate pursuant to SECTION 6 or 12.

         THIRD PARTY SALE INTEREST means any written offer (whether formal or informal, binding or non-binding) for the purchase and sale of any assets of the Debtors representing in excess of 10% of the then consolidated assets of the Debtors submitted by a party that is not a Debtor to the Company or its representatives; PROVIDED that any offer made by any Person that a Reporting Person reasonably believes either is not acting in good faith or does not have the financial ability (or any reasonably likely prospects for obtaining the financing) necessary to consummate the purchase contemplated by such offer shall not constitute a Third Party Sale Interest.

         TOTAL PERCENTAGE means, as to any Lender, the percentage which (a) the sum of the Revolving Commitment of such Lender plus the Additional Commitment of such Lender (plus, after the termination of the Commitments, the sum of the unpaid principal amount of the Loans of such Lender plus the participations of such Lender in all Letters of Credit) is of (b) the sum of the Commitments of all Lenders (plus, after the termination of the Commitments, the sum of the unpaid principal amount of all Loans plus the Stated Amount of all Letters of Credit).

         UNMATURED EVENT OF DEFAULT means any event which if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.

         WELFARE PLAN means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         1.2 COMPUTATIONS. Where the character or amount of any asset or liability or any item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

         1.3 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) SECTION, SCHEDULE and EXHIBIT references are to this Agreement unless otherwise specified; section references are for convenience only and shall not affect the interpretation of this Agreement.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

         (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

         (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Post-Petition Agent, the Debtors, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Post-Petition Agent or the Lenders merely because of the Post-Petition Agent's or Lenders' involvement in their preparation.

2        SECTION    COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES.

         2.1  COMMITMENTS.  On and subject to the terms and conditions of this
Agreement:

         2.1.1 REVOLVING COMMITMENTS. (a) Each of the Revolving Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis ("REVOLVING LOANS"), from time to time until the Termination Date in such Revolving Lender's Revolving Percentage of such aggregate amounts as the Company may request from all Revolving Lenders under the Revolving Commitments and (b) the Issuing Lender agrees to issue standby letters of credit to support the Surety Bond Facility, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "LETTER OF Credit"), for the account of one or more of the Construction Business Debtors from time to time before the Termination Date and, as more fully set forth in SECTION 2.4, each Revolving Lender agrees to purchase a participation in each such Letter of Credit; PROVIDED that (i) (x) the aggregate principal amount of outstanding Revolving Loans will not at any time exceed $11,167,451.12 (as reduced from time to time pursuant to SECTION 6.1, the "REVOLVING LOAN COMMITMENT AMOUNT") and (y) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $7,500,000 (as reduced from time to time pursuant to SECTION 6.1, the "LC COMMITMENT AMOUNT"), (ii) the Revolving Outstandings at any time shall not exceed the Commitment Amount in effect at such time (IT BEING UNDERSTOOD that, subject to the limitations set forth herein, Letters of Credit shall be available up to the lesser of the full amount authorized by the Interim Financing Order and the LC Commitment Amount) and (iii) if at any time all or substantially all the assets, or all or substantially all the interest of the Company and its Subsidiaries in the Capital Stock of all three Construction Business Debtors have been sold to a Person that is not a Debtor, the Commitment to issue Letters of Credit hereunder shall, automatically and without further action, terminate.

         2.1.2 ADDITIONAL COMMITMENTS. Each of the Additional Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis ("ADDITIONAL LOANS"), from time to time until the Termination Date in such Additional Lender's Additional Percentage of such aggregate amounts as the Company may request from all Additional Lenders under the Additional Commitments; PROVIDED that (i) the aggregate principal amount of outstanding Additional Loans will not at any time exceed $6,332,548.88 (as reduced from time to time pursuant to SECTION 6.1, the "ADDITIONAL COMMITMENT AMOUNT"), (ii) the Revolving Outstandings at any time shall not exceed the Commitment Amount in effect at such time and (iii) no Additional Lender shall be required to make any Additional Loan if, at the time of such proposed Additional Loan, the Revolving Outstandings are less than the Revolving Loan Commitment Amount.

         2.1.3 LIMITATION ON LOANS. Notwithstanding anything herein to the contrary, in no event will the aggregate principal amount of the Loans exceed $7,100,000 at any time prior to the date when the Bankruptcy Court enters the Final Financing Order.

         2.2 BORROWING PROCEDURES. The Company shall give written notice substantially in the form of EXHIBIT D (a "BORROWING CERTIFICATE") (or by telephonic notice followed promptly by such written notice) to the Post-Petition Agent of each proposed borrowing not later than 11:00 A.M., Dallas time, on the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Post-Petition Agent, shall be irrevocable, and shall specify the date and amount of the borrowing. Promptly upon receipt of such notice, the Post-Petition Agent shall advise each Lender holding a Commitment in the applicable Facility of such notice. Not later than 1:00 P.M., Dallas time, on the date of a proposed borrowing, each Lender holding a Commitment in the applicable Facility shall provide the Post-Petition Agent at the payment office of the Post-Petition Agent in Dallas, Texas with immediately available funds covering such Lender's pro rata share of such borrowing and, so long as the Post-Petition Agent has received a Borrowing Certificate and subject to satisfaction of the additional conditions precedent set forth in SECTION 11 with respect to such borrowing, the Post-Petition Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day and shall be in an aggregate amount of at least $500,000 or a higher integral multiple of $100,000. Unless the Company shall otherwise direct in writing, the proceeds of all borrowings shall be deposited to the Company's demand deposit account no. 8188005539 maintained with BofA.

         2.3 LETTER OF CREDIT PROCEDURES. The Company shall give notice pursuant to a Borrowing Certificate to the Post-Petition Agent (with a copy to the Issuing Lender) of the proposed issuance of each Letter of Credit on a Business Day which is at least two Business Days (or such lesser period as the Issuing Lender may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects reasonably satisfactory to the Issuing Lender, together with such other documentation as the Issuing Lender may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than one year after the issuance date thereof) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Commitment to issue Letters of Credit has not terminated and the Issuing Lender has received a Borrowing Certificate with respect thereto and subject to satisfaction of the other conditions precedent set forth in SECTION 11 with respect to the issuance of such Letter of Credit, the Issuing Lender shall issue such Letter of Credit on the requested issuance date.

         2.4 PARTICIPATIONS IN LETTERS OF CREDIT. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender's Revolving Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. The Post-Petition Agent hereby agrees, if any Letters of Credit are outstanding, to deliver monthly to each Revolving Lender a list of all outstanding Letters of Credit, together with such information related thereto as any Revolving Lender may reasonably request.

         2.5 REIMBURSEMENT OBLIGATIONS. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing

Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the sum of Alternate Base Rate from time to time in effect PLUS 3% (PLUS, beginning on the first Business Day after demand by the Issuing Lender, an additional 2%). The Issuing Lender shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; PROVIDED, HOWEVER, that the failure of the Issuing Lender to so notify the Company shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

         2.6 LIMITATION ON THE ISSUING LENDER'S OBLIGATIONS. In determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation to the Company or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Lender any liability to the Company or any Lender and shall not reduce or impair the Company's reimbursement obligations set forth in SECTION 2.5 or the obligations of the Revolving Lenders pursuant to SECTION 2.7.

         2.7 FUNDING BY REVOLVING LENDERS TO THE ISSUING LENDER. If the Issuing Lender makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Dallas time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded for any reason whatsoever, each Revolving Lender shall be obligated to pay to the Post-Petition Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Revolving Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under SECTION 2.5), and the Post-Petition Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Post-Petition Agent in immediately available funds for the Issuing Lender's account the amount of such Revolving Lender's Revolving Percentage of such payment or disbursement. If and to the extent any Revolving Lender shall not have made such amount available to the Post-Petition Agent by 2:00 P.M., Dallas time, on the Business Day on which such Revolving Lender receives notice from the Post-Petition Agent of such payment or disbursement (it being understood that any such notice received after noon, Dallas time, on any Business Day shall be deemed to have been received on the immediately following Business Day), such Revolving Lender agrees to pay interest on such amount to the Post-Petition Agent for the Issuing Lender's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Post-Petition Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and
(b) thereafter, the Alternate Base Rate from time to time in effect (together with such other compensatory amounts as may be required to be paid by such Revolving Lender to the Post-Petition Agent pursuant to the Rules for Interbank Compensation of the Counsel on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Any Revolving Lender's failure to make available to the Post-Petition Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Post-Petition Agent such other Revolving Lender's Revolving Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Post-Petition Agent such other Revolving Lender's Revolving Percentage of any such payment or disbursement.

         2.8 WARRANTY. Each notice of borrowing pursuant to SECTION 2.2, and the delivery of each Letter of Credit Application pursuant to SECTION 2.3, shall automatically constitute a warranty by the Company to the Post-Petition Agent and each Lender to the effect that on the date of such requested borrowing or the issuance of the requested Letter of Credit (a) the warranties of the Company contained in SECTION 9 of this Agreement shall be true and correct as of such requested date as though made on the date thereof (except to the extent relating solely to an earlier date, in which case such warranty shall have been true and correct as of such earlier date) and (b) no Event of Default or Unmatured Event of Default shall exist or will result therefrom.

         2.9 CONDITIONS. Notwithstanding any other provision of this Agreement,
(a) no Lender shall be obligated to make any Loan and (b) the Issuing Lender shall not be obligated to issue any Letter of Credit if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom.

         2.10 COMMITMENTS SEVERAL. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.11 SECURITY INTERESTS; COLLATERAL. Pursuant to the Financing Orders, as security for the full and timely payment and performance of all obligations of the Company and the other Debtors hereunder and under the other Loan Documents, now existing or hereafter arising, the Company and each of its Subsidiaries has granted to the Post-Petition Agent for the benefit of the Post-Petition Agent and the Lenders a valid, binding, enforceable, duly perfected security interest in the Collateral described in the Financing Orders, including avoidance, preference and fraudulent transfer recoveries, subject only to Liens specified in the Financing Orders and the Carve-Out. Without limiting the generality of the foregoing, the repayment of the Loans and all other obligations of the Debtors arising under this Agreement and the other Loan Documents shall be granted, as set forth in more detail in the Financing Orders, a first administrative priority status and a first priority security interest in and Lien on the Collateral by the Bankruptcy Court pursuant to Section 364(d) of the Bankruptcy Code, with priority and superiority over (i) any and all other Liens and claims against the property of the Debtors or the Collateral existing on the Filing Date, except for Prior Permitted Liens, and (ii) priority claims (including administrative expenses) alleging priority pursuant to Section 503, Section 506(c) or Section 507 of the Bankruptcy Code, heretofore or hereafter arising or incurred in the Chapter 11 Cases or in any superseding case or cases under any chapter of the Bankruptcy Code, other than the Carve-Out. The execution and delivery of this Agreement shall not be construed as an acknowledgment by the Post-Petition Agent or any Lender (or any Pre-Petition Lender) that such party is adequately protected with respect to its interests in any collateral granted to secure Pre-Petition Indebtedness.

3        SECTION    NOTES EVIDENCING LOANS.

         3.1 NOTES. The Loans of each Lender shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "NOTE" and collectively for all Lenders the "NOTES") substantially in the form of EXHIBIT A, with appropriate insertions, duly executed by the Company, dated the Effective Date (or such other date as shall be satisfactory to the Post-Petition Agent), payable to the order of such Lender in an amount equal to the aggregate unpaid principal amount of all of such Lender's Loans, to be paid in full on the Termination Date.

         3.2 RECORDKEEPING. Each Lender shall record in its records the date and amount of each Loan made by such Lender and each repayment thereof. The aggregate unpaid principal amount so recorded shall be conclusive and binding on the Company as to the principal amount owing and unpaid on such Lender's Note, absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

4        SECTION    INTEREST.

         4.1 INTEREST RATES. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full as follows:

                  (a) if such Loan is a Revolving Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus 3%; and

                  (b) if such Loan is an Additional Loan, at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus 5%;

PROVIDED, HOWEVER, that upon notice to the Company from the Post-Petition Agent (acting upon the request of the Required Lenders) at any time an Event of Default exists, and for so long as such Event of Default continues, the interest rate applicable to each Loan shall be increased by 2%.

         4.2 INTEREST PAYMENT DATES. Accrued interest on each Loan shall be payable on the last Business Day of each calendar month and at maturity, commencing with the first of such dates to occur after the date of such Loan. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 COMPUTATION OF INTEREST. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Loan shall change simultaneously with each change in the Alternate Base Rate.

5        SECTION    FEES.

         5.1 FACILITY FEES. The Company agrees to pay on the Effective Date to the Post-Petition Agent for the account of the Revolving Lenders a nonrefundable facility fee of 2% of the sum of the Revolving Loan Commitment Amount plus the LC Commitment Amount, to be shared ratably among the Revolving Lenders pro rata according to their respective Revolving Percentages. The Company agrees to pay on the Effective Date to the Post-Petition Agent for the account of the Additional Lenders a nonrefundable facility fee of 3% of the Additional Commitment Amount, to be shared ratably among the Additional Lenders pro rata according to their respective Additional Percentages.

         5.2 NON-USE FEES. The Company agrees to pay to the Post-Petition Agent for the account of each Revolving Lender a non-use fee at a rate per annum equal to 0.50% on the daily unused amount of such Revolving Lender's Revolving Commitment. The Company agrees to pay to the Post-Petition Agent for the account of each Additional Lender a non-use fee at a rate per annum equal to 1.00% on the daily unused amount of such Additional Lender's Additional Commitment. For purposes of calculating usage under this Section, (i) the Revolving Commitments shall be deemed used to the extent of all outstanding Revolving Loans plus the Stated Amount of all outstanding Letters of Credit (excluding any unreimbursed payment or disbursement thereunder) and (ii) the Additional Commitments shall be deemed used to the extent of all outstanding Additional Loans. Such non-use fees shall be payable in arrears on the last Business Day of each month and on the Termination Date, in each case for the period then ending for which such non-use fees shall not have been theretofore paid. The non-use fees shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.3 LETTER OF CREDIT FEES. (a) The Company agrees to pay to the Post-Petition Agent for the account of the Revolving Lenders pro rata according to their respective Revolving Percentages a letter of credit fee for each Letter of Credit in an amount equal to 6.00% per annum of the daily aggregate Stated Amount of such Letter of Credit (excluding any unreimbursed payment or disbursements thereunder); PROVIDED, HOWEVER, that upon notice to the Company from the Post-Petition Agent (acting upon the request of the Required Lenders) at any time an Event of Default exists, and for so long as such Event of Default continues, the fee rate applicable to Letters of Credit shall be increased by 2%.

         (b) The Company agrees to pay to the Issuing Lender for its own account a fronting fee for each Letter of Credit in an amount equal to 0.25% per annum of the daily aggregate Stated Amount of each Letter of Credit (excluding any unreimbursed payment or disbursement thereunder).

         (c) The fees payable pursuant to CLAUSES (A) and (B) above shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable in arrears on the last Business Day of each month and on the Termination Date for the period from and including the date of the issuance of the applicable Letter of Credit to and including the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (d) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Lender for its own account such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.

         5.4 POST-PETITION AGENT'S FEES. The Company agrees to pay to the Post-Petition Agent such fees as are mutually agreed upon by the Company and the Post-Petition Agent.

6        SECTION    REDUCTION OR TERMINATION OF THE COMMITMENTS;
         PREPAYMENTS; MANDATORY CASH BALANCES SWEEP.

         6.1  REDUCTION OR TERMINATION OF THE COMMITMENTS.

6(a)1    MANDATORY REDUCTION OF COMMITMENTS.  The Commitment Amount shall be automatically and permanently reduced upon the occurrence of any of the following at the following times and in the following amounts:

                  (a) If the Company and its Subsidiaries have consummated Asset Sales (other than Permitted Asset Sales), in an amount to be determined by agreement between the Required Lenders and the Company (with application pro rata to the Additional Commitments and the Revolving Commitments).

                  (b) Upon any prepayment of Loans or Cash Collateralization of Letters of Credit pursuant to SECTION 6.2.1(C), in an amount equal to such prepayment or the amount set aside as Cash Collateral (for purposes of such reduction of the Commitment Amount, assuming no more than 100% of the Stated Amount of the outstanding Letters of Credit was Cash Collateralized).

                  (c) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding any issuance by a Subsidiary to the Company or a wholly-owned Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

                  (d) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary (excluding Debt permitted by SECTION 10.8), in an amount equal to 100% of such Net Cash Proceeds.

                  (e) Upon the receipt of any tax refund in an amount of $10,000 or more by the Company or any Subsidiary with respect to income taxes, in an amount equal to 100% of such refund.

6(a)2 VOLUNTARY REDUCTION OR TERMINATION OF COMMITMENTS. The Company may from time to time on at least three Business Days' prior written notice received by the Post-Petition Agent (which shall promptly advise each Lender thereof) permanently reduce the Commitment Amount; PROVIDED, that the Commitment Amount may not be reduced to an amount which is less than the Revolving Outstandings. Any such reduction shall be in an aggregate principal amount of at least $100,000 and shall result in the Commitment Amount being an integral multiple of $100,000. The Company may at any time on like notice terminate the Commitments; PROVIDED, that in the case of the termination of the Commitments, the Company shall concurrently pay in full all Loans and all other then-payable obligations of the Company hereunder in respect of the Commitments and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit (at 105% of the Stated Amount of each outstanding Letter of Credit). 6(a)3

6(a)3 REDUCTIONS GENERALLY. All reductions to the Commitment Amount pursuant to
SECTION 6.1.1 shall be applied to reduce the Additional Commitment Amount and Revolving Loan Commitment Amount (or, after the Revolving Commitment Amount equals zero, the LC Commitment Amount) PRO RATA, unless the Required Lenders otherwise agree. All reductions to the Commitment Amount pursuant to SECTION
6.1.2 shall be applied (i) first, concurrently to reduce the Additional Commitment Amount until the Additional Commitment Amount equals zero and (ii) second, after the Additional Commitment Amount equals zero, concurrently to reduce the Revolving Loan Commitment Amount or the LC Commitment Amount, or both, as the Company may specify, in each case in an aggregate amount equal to the amount of such reduction of the Commitment Amount.

6(a)4 REDUCTIONS PRO RATA. All reductions of the Revolving Loan Commitment Amount or the LC Commitment Amount shall reduce the Commitments to make Revolving Loans and issue and participate in Letters of Credit pro rata among the Revolving Lenders according to their respective Revolving Percentages. All reductions of the Additional Commitment Amount shall reduce the Commitments to make Additional Loans pro rata among the Additional Lenders according to their respective Additional Percentages.
6(a)5

         6.2  PREPAYMENTS/CASH COLLATERAL.

         6.2.1 MANDATORY PREPAYMENTS. (a) If on any day the Revolving Loans exceed the Revolving Loan

Commitment Amount (including as a result of a reduction of the Revolving Loan Commitment Amount described in SECTION 6.1.3), the Company shall immediately prepay Revolving Loans in an amount sufficient to eliminate such excess. If on any day the Stated Amount of the Letters of Credit exceeds the LC Commitment Amount (including as a result of a reduction of the LC Commitment Amount described in SECTION 6.1.3), the Company shall immediately Cash Collateralize the outstanding Letters of Credit in an amount sufficient to eliminate such excess. If on any day the Additional Loans exceed the Additional Commitment Amount (including as a result of a reduction of the Additional Commitment Amount described in SECTION 6.1.3), the Company shall immediately prepay Additional Loans in an amount sufficient to eliminate such excess.

         (b) So long as no Event of Default exists, all Net Cash Proceeds received by the Company and its Subsidiaries from Asset Sales (other than proceeds realized from Permitted Asset Sales and other than Pre-Petition Non-Encumbered Asset Proceeds) shall be paid, forthwith upon the receipt thereof, to the Post-Petition Agent to be held as Cash Collateral to secure the obligations hereunder.

         (c) At all times when an Event of Default exists, all Net Cash Proceeds received by the Company or any Subsidiary from Asset Sales (other than proceeds realized from Permitted Asset Sales and other than Pre-Petition Non-Encumbered Asset Proceeds) shall be paid, forthwith upon the receipt thereof, to the Post-Petition Agent (x) for application to (and all Cash Collateral held by the Post-Petition Agent may be applied) to the Loans then outstanding (with application pro rata to Additional Loans and Revolving Loans) and (y) to the Cash Collateralization of all obligations arising under all outstanding Letters of Credit (at 105% of the Stated Amount of each outstanding Letter of Credit). After the payment in full of all outstanding Loans and the Cash Collateralization in full of all outstanding Letters of Credit, any remaining Net Cash Proceeds received by the Company or any Subsidiary from Asset Sales (other than proceeds realized from Permitted Asset Sales and other than Pre-Petition Non-Encumbered Asset Proceeds) while an Event of Default exists shall be distributed to the Pre-Petition Agent for distribution to the Pre-Petition Lenders for application to the Revolving Outstandings, Term A Loans and Term B Loans (as such terms are defined under the Pre-Petition Credit Agreement) ratably among the Pre-Petition Lenders (determined on the basis of the total amount of obligations then due and owing to each Pre-Petition Lender under the Pre-Petition Credit Agreement), with application first to fees thereon then due and owing, second to interest thereon then due and owing (including interest thereon accruing from and after the Filing Date), and third to unpaid principal.

         (d) If at any time all or substantially all the assets, or all or substantially all the interest of the Company and its Subsidiaries in the Capital Stock, of all three Construction Business Debtors have been sold to a Person that is not a Debtor, the Debtors shall forthwith Cash Collateralize all obligations under all outstanding Letters of Credit (at 105% of the Stated Amount of each Letter of Credit).

         (e) After payment in full of the obligations arising hereunder (and provision of Cash Collateral pursuant to SECTION 6.2.1(B) to secure the obligations hereunder in an aggregate amount equal to 105% of the sum of (w) the Stated Amount of all Letters of Credit PLUS
(x) the amount by which the Stated Amount of all Letters of Credit is less than the LC Commitment Amount PLUS (y) the Revolving Loan Commitment Amount PLUS (z) the Additional Commitment Amount, all remaining Net Cash Proceeds received by the Company and its Subsidiaries from Asset Sales (other than proceeds realized from Permitted Asset Sales and other than Pre-Petition Non-Encumbered Asset Proceeds) shall be paid forthwith upon the receipt thereof, to the Pre-Petition Agent for distribution to the Pre-Petition Lenders for application to the Revolving Outstandings, Term A Loans and Term B Loans (as such terms are defined under the Pre-Petition Credit Agreement) ratably among the Pre-Petition Lenders (determined on the basis of the total amount of obligations then due and owing to each Pre-Petition Lender under the Pre-Petition Credit Agreement), with application first to fees thereon then due and owing, second to interest thereon then due and owing (including interest thereon accruing from and after the Filing Date), and third to unpaid principal.

         (f) All Pre-Petition Non-Encumbered Asset Proceeds shall be paid, forthwith upon the receipt thereof, to the Post-Petition Agent for application to (i) payment in full of the obligations arising hereunder and (ii) the provision of Cash Collateral to secure the obligations hereunder in an aggregate amount equal to 105% of the sum of (w) the Stated Amount of all Letters of Credit PLUS (x) the amount by which the Stated Amount of all Letters of Credit is less than the LC Commitment Amount PLUS (y) the Revolving Loan Commitment Amount PLUS (z) the Additional Commitment Amount; after payment in full of the obligations arising hereunder (and provision of Cash Collateral pursuant to CLAUSE (II) above), all remaining Pre-Petition Non-Encumbered Asset Proceeds received by the Company and its Subsidiaries shall be paid, forthwith upon the receipt thereof, to the Pre-Petition Agent for distribution to the Pre-Petition Lenders for application to the Revolving Outstandings, Term A Loans and Term B Loans (as such terms are defined under the Pre-Petition Credit Agreement) ratably among the Pre-Petition Lenders (determined on the basis of the total amount of obligations owed to each Pre-Petition Lender under the Pre-Petition Credit Agreement), with application first to fees thereon then due and owing, second to interest thereon then due and owing (including interest thereon accruing from and after the Filing Date), and third to unpaid principal.

         6.2.2 VOLUNTARY PREPAYMENTS. The Company may from time to time prepay the Loans in whole or in part, without premium or penalty; PROVIDED that (a) the Company shall notify the Post-Petition Agent (which shall promptly advise each Lender) of such prepayment, which notice shall specifying the amount thereof, not later than 11:00 A.M., Dallas time, on the day of such prepayment (which shall be a Business Day), and (b) each partial prepayment shall be in a principal amount which is in a minimum principal amount of $100,000 or a higher integral multiple of $100,000.

         6.3 MANDATORY CASH BALANCES SWEEP. Within three Business Days after the end of each calendar month, the Debtors shall pay to the Post-Petition Agent an amount equal to the positive difference (if any) between (a) the aggregate amount of cash and cash equivalents the Company and its Subsidiaries had on hand (including any cash or cash equivalents on deposit in any and all non-segregated bank accounts of the Company and its Subsidiaries, but excluding any Net Cash Proceeds received from Asset Sales to be applied as described in
SECTION 6.2.1) on the last day of such calendar month minus (b) $1,500,000 (such difference, the "EXCESS CASH BALANCE PAYMENT"). Each Excess Cash Balance Payment shall be held or applied as follows: (i) first to the Loans (with application pro rata to the Additional Loans and Revolving Loans, and, as to such Loans, first to interest thereon then due and owing, and second to unpaid principal (together with unpaid interest on the principal amount prepaid with such application)); (ii) to the extent that there are not then outstanding Additional Loans or Revolving Loans, to be held by the Post-Petition Agent as Cash Collateral securing the repayment of future Loans; (iii) to the extent that the Post-Petition Agent holds Cash Collateral in an amount equal to 105% of the Revolving Loan Commitment Amount and 105% of the Acquisition Commitment Amount, to be held by the Post-Petition Agent as Cash Collateral for each outstanding Letter of Credit; and (iv) to the extent that the Post-Petition Agent then holds Cash Collateral in an amount equal to 105% of the Stated Amount of each outstanding Letter of Credit, to be paid to the Pre-Petition Agent to be distributed to the Pre-Petition Lenders for application to the Revolving Outstandings, Term A Loans and Term B Loans (as such terms are defined under the Pre-Petition Credit Agreement) ratably (determined on the basis of the total amount of obligations then due and owing to each Pre-Petition Lender under the Pre-Petition Credit Agreement).

7        SECTION    MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 MAKING OF PAYMENTS. All payments of principal of or interest on the Loans, and of all fees, shall be made by the Company to the Post-Petition Agent in immediately available funds at its payment office in Dallas, Texas not later than noon, Dallas time, on the date due; and funds received after that hour shall be deemed to have been received by the Post-Petition Agent on the next following Business Day. The Post-Petition Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Post-Petition Agent for the account of such Lender.

         All payments under SECTION 8.1 shall be made by the Company directly to the Lender or Lenders entitled thereto.

         7.2 DUE DATE EXTENSION. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.3 SETOFF. Each Debtor agrees that the Post-Petition Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Debtor agrees that at any time (i) any payment or other amount owing by such Debtor under this Agreement is then due to the Post-Petition Agent or any Lender or (ii) any Unmatured Event of Default or Event of Default exists, the Post-Petition Agent and each Lender may apply to the payment of such payment or other amount (or, in the case of CLAUSE (II), to any of the obligations of such Debtor hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of such Debtor then or thereafter with the Post-Petition Agent or such Lender, without further order of or application to the Bankruptcy Court, irrespective of whether the Lenders have demanded payment or the obligations of any Debtor hereunder and under the other Loan Documents have been accelerated. The Post-Petition Agent and each Lender agree to give prompt notice to the relevant Debtor of any exercise of rights pursuant to this
SECTION 7.3, but failure to give such notice shall not affect the validity of any such exercise.

         7.4 PRORATION OF PAYMENTS. Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or payment of a secured claim under Section 506 of the Bankruptcy Code or otherwise) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on Loans (or such participations) then held by them (other than in respect of an Affected Loan or as a result of replacement of a Lender pursuant to SECTION 8.2), such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in the Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.5 NET PAYMENTS; TAX EXEMPTIONS. (a) All payments by the Debtors of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "RECIPIENT TAXES"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption Agreement (as defined below) or
(iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the relevant Debtor will:

                  (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

                  (B) promptly forward to the Post-Petition Agent (or, in the case of any indemnification or other payment made directly to a recipient (the "DIRECT RECIPIENT") other than the Post-Petition Agent, to the Direct Recipient) an official receipt or other documentation satisfactory to the Post-Petition Agent (or the Direct Recipient) evidencing such payment to such authorities; and

                  (C) except to the extent that such withholding or deduction results from the breach, by the recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Post-Petition Agent (or the Direct Recipient) for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

For purposes of this SECTION 7.5, (1) "TAXES" means, with respect to any Person, taxes, assessments or other governmental charges or levies imposed upon such Person, such Person's income or any of such Person's properties, franchises or assets; and (2) "EXCLUDED TAXES" means, in the case of payments made to any Lender or the Post-Petition Agent, all of the following: taxes imposed upon the overall net income of such Person and franchise taxes imposed upon such Person with respect to its net income by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof.

         (b) In consideration of the agreements of the Debtors in CLAUSE (A) of this SECTION 7.5, each Lender which is a "foreign corporation, partnership or trust" within the meaning of the Code hereby agrees (such Lender's "EXEMPTION AGREEMENT") to provide to the Company the same forms required to be provided to the Post-Petition Agent pursuant to SECTION 13.10 at the same time such forms are provided to the Post-Petition Agent.

         (c) Each Lender hereby represents and warrants (such Lender's "EXEMPTION REPRESENTATION") to the Company that on the Effective Date (or, if later, the date such Lender becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

8        SECTION    INCREASED COSTS.

         8.1 INCREASED COSTS. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (A) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or

                  (B) shall impose on any Lender any other condition affecting its Note;

and the result of any of the foregoing is to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Post-Petition Agent), the Company shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (b) If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including such Lender's Commitments) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Post-Petition Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

         8.2 MITIGATION OF CIRCUMSTANCES; REPLACEMENT OF AFFECTED LENDER. (a) Each Lender shall promptly notify the Company and the Post-Petition Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid any obligation by the Company to pay any amount pursuant to SECTION 7.5.

         (b) At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Post-Petition Agent and the Issuing Lender, such bank(s) or financial institution(s) to have Commitments in such amounts as shall be reasonably satisfactory to the Post-Petition Agent and the Issuing Lender (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitments, its Loans, its Note, its participations in Letters of Credit and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees and all other obligations owed to such Affected Lender hereunder).

9        SECTION    REPRESENTATIONS AND WARRANTIES.

         To induce the Post-Petition Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and to issue or participate in Letters of Credit hereunder, the Debtors jointly and severally represent and warrant to the Post-Petition Agent and the Lenders that:

         9.1 ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization; and the Company and each Subsidiary is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where failure to so qualify would not have a Material Adverse Effect.

         9.2 AUTHORIZATION; NO CONFLICT. Upon entry of the Interim Financing Order (or the Final Financing Order, as applicable) by the Bankruptcy Court, the execution and delivery by each Debtor of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder and the performance by each Debtor of its obligations under each Loan Document to which it is a party (including the granting of Liens to the Post-Petition Agent for the benefit of the Lenders) are within the corporate powers of the such Debtor, have been duly authorized by all necessary corporate action on the part of the Debtors (including any necessary shareholder action), have received all necessary governmental approval and do not and will not (a) violate any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the certificate or articles of incorporation, by-laws or other organizational documents of the Company or any Subsidiary or of any agreement, indenture, instrument or other document which is binding on the Company or any Subsidiary or (c) except for Liens in favor of the Post-Petition Agent for the benefit of the Lenders, result in, or require, the creation or imposition of any Lien on any property of the Company or any Subsidiary.

         9.3 VALIDITY AND BINDING NATURE. Upon entry of the Interim Financing Order (or the Final Financing Order, as applicable) by the Bankruptcy Court, each of this Agreement and each other Loan Document to which the Company or any other Debtor is a party has been duly executed and delivered by such Debtor and is the legal, valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms.

         9.4 FINANCIAL INFORMATION. The audited consolidated financial statements of the Company as at December 31, 2000 and the unaudited consolidated financial statements of the Company as at December 31, 2001, copies of which have been furnished to the Lenders, have been prepared in accordance with generally accepted accounting principles (subject, in the case of the unaudited statements, to the absence of footnotes and to normal year-end adjustments) and fairly present the financial condition of the Company and its Subsidiaries as of such dates and the results of their operations for the Fiscal Year and fiscal period then ended, respectively. To the best of the Company's knowledge, the Company and its Subsidiaries have, on the date hereof and the Effective Date, no liability (contingent or otherwise) or unusual or long-term commitment which could have a Material Adverse Effect and which is not reflected in the financial statements referred to in the immediately preceding sentence.

         9.5 NO MATERIAL ADVERSE CHANGE. Other than arising as a result of the commencement of the Chapter 11 Cases, since November 8, 2001 there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect (taking into account the sale of certain of the assets of Monroc, Inc. located in the State of Idaho).

         9.6 LITIGATION AND CONTINGENT LIABILITIES. Except as set forth on ITEM
9.6 ("Litigation, etc.") of SCHEDULE II, no litigation (including derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, if adversely decided, is reasonably likely to result, either individually or collectively, in a Material Adverse Effect.

         9.7 OWNERSHIP OF PROPERTIES; LIENS. Each of the Company and each Subsidiary owns good and marketable title to, or a valid leasehold interest in, all properties and assets which are material to its business, real and personal, tangible and intangible, of any nature whatsoever, in each case free and clear of all Liens, except Liens permitted under SECTION 10.9.

         9.8 SUBSIDIARIES. Set forth on ITEM 9.8 ("Subsidiaries") of SCHEDULE II is a complete and accurate list, as of the Effective Date, of the name and jurisdiction of organization of each Subsidiary of the Company and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         9.9 PENSION AND WELFARE PLANS. Except as set forth on ITEM 9.9 ("Pension and Welfare Plans") of SCHEDULE II, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. The Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

         9.10 REGULATED INDUSTRY. Neither the Company nor any Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, or (b) a "holding company", or a "subsidiary company" of a

"holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9.11 REGULATIONS T, U AND X. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         9.12 TAXES. The Company and its Subsidiaries have filed all United States federal income tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The statute of limitations for assessment or collection of taxes with respect to United States consolidated income tax returns of the Company and its Subsidiaries has expired for all tax periods prior to December 31, 1997. To the best of the Company's knowledge, its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed pursuant to the laws of the jurisdiction of their incorporation and any division thereof and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by any of such Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         9.13 ENVIRONMENTAL MATTERS. Except as set forth in ITEM 9.13 ("Environmental Matters") of SCHEDULE II:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company and its Subsidiaries in material compliance with all Environmental Laws;

                  (b) there have been no past, and (to the best of the Company's knowledge) there are no pending or threatened,

                             (i) claims, complaints, notices or requests for
                  information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the Company
                  or any of its Subsidiaries regarding potential liability under any Environmental Law, which, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Environmental Impact;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

                  (d) the Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or (to the best of the Company's knowledge with respect to owned property only) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect;

                  (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the best of the Company's knowledge, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time or the giving of notice or both, would give rise to liability under any Environmental Law which, singly or in the aggregate, have had, or may reasonably be expected to have, a Material Adverse Environmental Impact.

         9.14 COMPLIANCE WITH LAW. Each of the Company and each Subsidiary is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which could result in any material fine, penalty or liability.

         9.15 INFORMATION. All information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

         9.16 INSURANCE. Set forth on ITEM 9.16 ("Insurance") of SCHEDULE II is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Effective Date (including the names and Best's rating of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

         9.17 REAL PROPERTY. Set forth on ITEM 9.17 ("Real Property") of
SCHEDULE II is a complete and accurate list, as of the Effective Date, of the address of all real property owned or leased by the Company or any Subsidiary, together with, in the case of leased real property, the name and mailing address of the lessor of such property.

         9.18 INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns and possesses or has a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

         9.19 BURDENSOME OBLIGATIONS. Neither the Company nor any of its Subsidiaries is a party to any agreement or contract or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect.

10       SECTION COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations (other than Surviving Obligations) hereunder and under the Notes are paid in full and all Letters of Credit have terminated, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         10.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish to the Post-Petition Agent and each Lender:

10(a)1 AUDIT REPORT. Promptly when available and in any event within 120 days after the close of each Fiscal Year (150 days in the case of the close of the 2001 Fiscal Year): (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year certified, without qualification as to scope, by Arthur Andersen & Co. LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Lenders together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such auditors, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings and statement of cash flows for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Executive Officer or Chief Financial Officer of the Company.

10(a)2 INTERIM REPORTS. Promptly when available and (i) in any event within 30 days after the end of each month, consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, and consolidated statements of earnings and cash flows for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month, including a comparison with the corresponding month and period of the previous Fiscal Year and a comparison with the Global Budget for such month and for such period of the current Fiscal Year, together with a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments and the absence of footnotes) and (ii) in any event within 45 days after the end of each Fiscal Quarter, consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the period from the end of the last Fiscal Year to the end of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the Global Budget for such period of the current Fiscal Year, certified by the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that such consolidating financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments and the absence of footnotes).

10(a)3 COMPLIANCE CERTIFICATE. Concurrently with each set of financial statements delivered pursuant to SECTIONS 10.1.1 and 10.1.2, a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company (a) to the effect that such officer is not aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it in reasonable detail and (b) a certificate, substantially in the form of EXHIBIT E (a "COMPLIANCE CERTIFICATE"), containing a computation for the restrictions set forth in SECTIONS 10.6 and 10.12.
10(a)4

10(a)4 REPORTS TO SEC. Promptly upon the filing or sending thereof, a copy of
(a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any Subsidiary with the SEC or any securities exchange and (b) any annual, periodic or special report to the Company's shareholders.

10(a)5 NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, could have a Material Adverse Effect;
(c) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (d) any other event or occurrence which has had or could have a Material Adverse Effect.
10(a)6

10(a)6 SUBSIDIARIES. Promptly from time to time a written report of any change in the list of its Subsidiaries. 10(a)7

10(a)7 MANAGEMENT REPORTS. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company or any Subsidiary by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company or any Subsidiary.

10(a)8 CASH FLOW FORECASTS. As soon as practicable and in any event within five Business Days following the end of each week, (i) a rolling nine week cash flow forecast for the Company and its Subsidiaries on a consolidated basis in reasonable detail and (ii) a report comparing the actual cash flow of the Company and its Subsidiaries for such week to the cash flow forecast for such week most recently delivered to the Post-Petition Agent pursuant to CLAUSE (I) of this SECTION 10.1.8, together with a certification from the Chief Executive Officer or Chief Financial Officer of the Company, or by FTI Policano & Manzo, as to the accuracy of all actual receipts and disbursements set forth therein. 10(a)9

10(a)9 INSURANCE INFORMATION. Not later than 90 days after the end of each Fiscal Year, a complete and accurate summary of the property and casualty insurance program of the Company, containing substantially the same information with respect to such insurance program as the information set forth on ITEM 9.16 of SCHEDULE II; and promptly upon the occurrence thereof, a written report of any change in the Company's insurance program which will materially reduce the amount or scope of coverage.
10(a)10

10(a)10 SUBORDINATED DEBT NOTICES. Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt. 10(a)11

10(a)11 BUDGETS. (a) On or prior to the date the Bankruptcy Court enters the Final Financing Order, a Global Budget (revised from that delivered on the Effective Date), which shall be consistent with the Global Budget delivered on the Effective Date, but shall include income statements, balance sheets, cash flow statements and the cash receipt and disbursement budgets on a monthly basis (that tie to the Operating Budgets then in effect and are in a form consistent with the initial Global Budget); (b) within seven Business Days following the end of each period covered by an Operating Budget, a reconciliation of projected versus actual receipts and disbursements for the period covered by the immediately preceding Operating Budget; (c) not later than the last Business Day of the third week of the period covered by the then-current Operating Budget, an Operating Budget for the immediately following four-week period (it being understood that the Company, after the Global Budget referred to in CLAUSE (A) has been delivered by the Company and consented to by the Post-Petition Agent, may elect to treat such Global Budget as setting forth the Operating Budgets for the then-remaining term of this Agreement); and (d) in the event (x) of an Asset Sale representing 10% or more of the consolidated assets of the Company and its Subsidiaries, (y) the Company determines that the Global Budget is no longer accurate or (z) the Company submits a revised Operating Budget, a revised Global Budget, promptly after the occurrence of such event, covering the then-current period. The Company may elect to re-submit for approval a modified Operating Budget for any period so long as any such modified Operating Budget is submitted within the deadline set forth herein (I.E., no later than by the end of the third week of the then operative Operating Budget) and as part of a recast Global Budget for the balance of the term of this Agreement. So long as the Post-Petition Agent provides written consent to a proposed revision of the type described in the foregoing CLAUSE (A) or (B), the revised Global Budget (and revised Operating Budgets set forth therein) shall be deemed to be approved from the date of such consent through the Termination Date.
10(a)12

10(a)12 BUDGET COMPLIANCE CERTIFICATES. Within seven Business Days of the end of each month, a Budget Compliance Certificate.

10(a)13 CHAPTER 11 CASES. Promptly from time to time, deliver to the Post-Petition Agent and its legal counsel copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Debtors with the Bankruptcy Court or distributed by the Debtors to any official committee appointed in any of the Chapter 11 Cases.


         10.1.14 CONSTRUCTION CONTRACTS. (i) Within seven Business Days of the execution of any Construction Contract, a Construction Contract Certification with respect to such Construction Contract; (ii) within ten Business Days of the end of each month, a summary of each Construction Contract in effect as of the end of such month, listing in reasonable detail the amount of work completed on such Construction Contract as of such month end; and (iii) copies of all architect's or engineer's certifications issued with respect to each Construction Contract and certifying the amount of work completed on such Construction Contract, promptly upon receiving the same.

         10.1.15 THIRD PARTY SALE INTERESTS. (i) Within five Business Days of receipt thereof by any Reporting Person, a copy of each Third Party Sale Interest in the exact form such Reporting Person received it (it being understood that such Reporting Person, in addition to relaying the Third Party Sale Interest in the exact form such person received it, may include any written summary or commentary relating thereto that such Reporting Person considers appropriate), PROVIDED that notwithstanding the foregoing, where any Reporting Person reasonably believes that any Third Party Sale Interest received by such Reporting Person as written contains information that, if intentionally or inadvertently disclosed to any Person other than the Post-Petition Agent and the Lenders (and their respective Affiliates, counsel and financial advisers), may materially damage the value of the Debtors' assets and/or the Debtors' business operations, such Reporting Person may use such Person's reasonable discretion to redact such information and thus, submit such Third Party Sale Interest to the Post-Petition Agent in redacted form; and (ii) promptly, from time to time, a description of material developments with respect to each Third Party Sale Interest previously disclosed to the Post-Petition Agent and the Lenders in connection herewith.

         10.1.16 DEFINITIVE SALE AGREEMENT. Promptly, from time to time, notice of any amendment or modification to the Definitive Sale Agreement.

         10.1.17 OTHER INFORMATION. From time to time such other information concerning the Company and its Subsidiaries as any Lender or the Post-Petition Agent may reasonably request (including any financial projections and other reports underlying the reorganization contemplated by the Chapter 11 Cases).

         10.2 BOOKS, RECORDS AND INSPECTIONS. (a) Keep, and cause each Subsidiary to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and (b) permit, and cause each Subsidiary to permit, any Lender or the Post-Petition Agent or any representative thereof, at reasonable times and on reasonable notice (or at any time without notice if an Event of Default exists), to visit any or all of its offices, to discuss its financial matters with its officers and the independent auditors of the Debtors (and each Debtor hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Post-Petition Agent or any representative thereof), and to examine (and, at the Company's or such Subsidiary's expense, make copies of) any of its books or other corporate records. All such inspections or audits may be made as frequently as the Lenders and the Post-Petition Agent may elect. All such inspections or audits by the Post-Petition Agent shall be at the Company's expense.

         10.3 INSURANCE. (a) Maintain, and cause each Subsidiary to maintain, with responsible and financially-sound insurance companies or associations (rated at least "A" by A.M. Best & Co.), insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated (and, in any event, such insurance as may be required by any law, governmental regulation or judicial order); and, upon request of the Post-Petition Agent or any Lender, furnish to the Post-Petition Agent or such Lender a certificate describing in reasonable detail the nature and extent of the insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy insuring the Company or any Subsidiary to provide the Post-Petition Agent with an endorsement (i) showing loss payable to the Post-Petition Agent with respect to each policy of property or casualty insurance and naming the Post-Petition Agent and each Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Post-Petition Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) acceptable in all other respects to the Post-Petition Agent. The Debtors shall execute and deliver to the Post-Petition Agent a collateral assignment, in form and substance satisfactory to the Post-Petition Agent, of each business interruption insurance policy, if any, maintained by any Debtor.

         (b) UNLESS THE COMPANY PROVIDES THE POST-PETITION AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE POST-PETITION AGENT MAY PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE POST-PETITION AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS. THE COVERAGE THAT THE POST-PETITION AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE COMPANY OR ANY OTHER DEBTOR IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE POST-PETITION AGENT, BUT ONLY AFTER PROVIDING THE POST-PETITION AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE POST-PETITION AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED

WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

         10.4 COMPLIANCE WITH LAW; PAYMENT OF OBLIGATIONS. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including the Financing Orders and other requirements imposed in connection with the Chapter 11 Cases); (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property arising after the Filing Date; and (c) pay, and cause each Subsidiary to pay and discharge, all lawful claims incurred after the Filing Date for labor, materials, supplies, services or otherwise before any of the same shall become past due; PROVIDED, HOWEVER, that the foregoing shall not require the Company or any Subsidiary to pay or discharge any such tax, charge or claim so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto, no Lien shall be imposed to secure payment of such obligation (other than Liens permitted by SECTION 10.9) and the failure to pay or discharge any such tax, charge or claim could not have a Material Adverse Effect.

         10.5 MAINTENANCE OF EXISTENCE, ETC. Maintain and preserve, and (subject to SECTION 10.7) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization, (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing could not have a Material Adverse Effect) and (c) all authorizations, rights, licenses and franchises held by the Company or such Subsidiary, except where the failure to maintain and preserve such authorizations, rights, licenses and franchises could not have a Material Adverse Effect.

         10.6 MINIMUM EBITDA. Not permit EBITDA (i) for the Fiscal Quarter ended December 31, 2001 to be less than ($1,200,760), (ii) any period beginning on January 1, 2002 and ending on the last day of any fiscal month set forth below to be less than the amount set forth below across from such month:

           MONTH ENDING                                           EBITDA
           ------------                                           ------

         January 31, 2002                                     $ (1,555,475)

         February 28, 2002                                    $ (2,218,285)

         March 31, 2002                                       $ (2,195,586)

         April 30, 2002                                       $ (1,204,776)

         May 31, 2002                                         $    963,270

         June 30, 2002                                        $  3,620,937

         July 31, 2002                                        $  6,162,306

         August 31, 2002                                      $  8,785,338

         September 30, 2002                                   $ 10,908,451

         October 31, 2002                                     $ 12,205,357

         November 30, 2002                                    $ 12,203,514

         December 31, 2002                                    $ 11,274,582

and (iii) for the period beginning on January 1, 2003 and ending on January 31, 2003 to be less than ($750,000).

         10.7 MERGERS, CONSOLIDATIONS, PURCHASES AND SALES. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (or any business unit of any other Person), or, except in the ordinary course of its business, sell, transfer, convey or lease any assets except for (i) sales of inventory and dispositions of obsolete, unused, surplus or unnecessary equipment, in each case in the ordinary course of business, and sales of other surplus assets no longer used in the operations of the Debtors for which the aggregate consideration (for all such sales) shall not exceed $100,000 ("PERMITTED ASSET SALES"); and (ii) any other Asset Sale (including the stock of any Subsidiary) so long as (a) all of the proceeds of such Asset Sale are in cash, (b) such Asset Sale is for fair value and is approved by the Bankruptcy Court and the Required Lenders and (c) the proceeds thereof are applied as provided in SECTION 6.2.1; PROVIDED that no Asset Sale otherwise permitted by CLAUSE (II) above shall be permitted at any time if an Event of Default or Unmatured Event of Default exists or would result therefrom.

         10.8 DEBT. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except: (i) obligations under this Agreement and the other Loan Documents; (ii) Capital Leases entered into after the Filing Date in compliance with SECTION 10.13; (iii) Debt of the Company to any wholly-owned Subsidiary and of any Subsidiary to the Company or any wholly-owned Subsidiary incurred after the Filing Date in the ordinary course of business (PROVIDED that if any such Debt is evidenced by a promissory note, such note shall have been pledged to the Post-Petition Agent); (iv) Debt of the Debtors existing as of the Filing Date

(PROVIDED that (a) payments on account of any Capital Leases entered into prior to the Filing Date shall not exceed the amount therefor set forth in the then-current Operating Budget (including any remaining Permitted Variance) and
(b) none of the instruments or agreements governing such Debt may be amended, modified or supplemented after the Effective Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other similar rights from such terms and rights in effect on the Filing Date) and renewals and extensions of such Debt (provided that no such renewal or extension shall extend the maturity of any such Debt to a date later than the Termination Date and no such renewal or extension shall increase the principal amount thereof or change the direct and contingent obligors with respect thereto); (v) Debt incurred for the purpose of financing all or any part of the cost of acquiring equipment after the Filing Date (exclusive of Capital Leases other than those permitted by SECTION 10.13) and secured by Liens permitted by SECTION 10.9(D), so long as such Debt is approved by the Bankruptcy Court, in an aggregate amount not to exceed $100,000; (vi) Debt owed to BofA or any of its Affiliates or any other Pre-Petition Lender or Lender in respect of any overdrafts and related liabilities arising from treasury, depository or cash management services or in connection with any automated clearing house transfers of funds; and (vii) Suretyship Liabilities of the Company or any Subsidiary in connection with the guaranty of any Debt of the Company or any other wholly-owned Subsidiary permitted under this Section or other obligations of the Company any other Subsidiary not prohibited by this Agreement.

         10.9 LIENS. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except: (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments), bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens existing on the date hereof and set forth on ITEM 10.9 of
SCHEDULE II; (d) Liens in connection with Capital Leases permitted hereunder and entered into after the Filing Date and Debt permitted under SECTION 10.8(V) (PROVIDED that the related Debt represents not less than 75% nor more than 100% of the purchase price of the related assets and any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired); (e) attachments, judgments and other similar Liens arising after the Filing Date, for sums not exceeding $250,000, arising in connection with court proceedings (PROVIDED the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings); (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (g) any interest or title of a lessor or secured by a lessor's interest under any lease (other than a Capital Lease); (h) Liens in favor of the Post-Petition Agent and the Lenders securing the obligations under the Loan Documents and Liens in favor of the Pre-Petition Agent and the Pre-Petition Lenders securing the obligations under the Pre-Petition Credit Agreement and the Loan Documents (as defined therein); and
(i) Liens granted pursuant to the Financing Orders, including in connection with the Carve-Out.

         10.10 INVESTMENTS. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in ITEM 10.10 of SCHEDULE II;

                  (b) loans or advances by the Company to the other Debtors or by any Subsidiary to any wholly-owned Subsidiary that is a Debtor; PROVIDED that, immediately before and after giving effect to such Investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

                  (c) loans or advances made by any Subsidiary to the Company;

                  (d) bank deposits in the ordinary course of business, PROVIDED that the aggregate amount of all such deposits, other than deposits (x) with any Lender, (y) with any bank which has executed a blocked account agreement reasonably satisfactory to the Post-Petition Agent and (z) in imprest payroll accounts, shall not at any time exceed $1,000,000 for more than three consecutive days, and PROVIDED FURTHER the Company shall provide a monthly report to the Post-Petition Agent of all cash balances in bank accounts maintained by the Company and each Subsidiary with any bank other than a Lender;

                  (e) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

                  (f) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; and

                  (g) Investments received as proceeds of any sale of assets so long as such Investments are satisfactory to the Required Lenders.

         10.11 RESTRICTED PAYMENTS. Not, and not permit any Subsidiary to, (a) declare or pay any dividend (other than stock dividends) or distribution on any of its Capital Stock, (b) purchase or redeem any Capital Stock of the Company or any Subsidiary, (c) make any other distribution to shareholders of the Company or any Subsidiary, (d) prepay, purchase, defease or redeem any Subordinated Debt or (e) set aside funds for any of the foregoing; PROVIDED that any Subsidiary may declare and pay dividends, or make other distributions, to the Company or to a wholly-owned Subsidiary of the Company (but not to any other Person).

         10.12 CAPITAL EXPENDITURES, ETC. Not, and not permit any Subsidiary to, make or commit to make any Capital Expenditure except Capital Expenditures which do not in the aggregate exceed (i) with respect to the Fiscal Quarter ended December 31, 2001, $1,049,000, (ii) with respect to the period from January 1, 2002 through the end of any month set forth below ending in 2002, the Maximum Capital Expenditure Amount for such period and (iii) (x) with respect to the month of January 2003, $500,000 and (y) with respect to the period from January 1, 2003 to February 28, 2003, $1,000,000. For purposes of this Section, (a) "Maximum Capital Expenditure Amount" means, with respect to the period from January 1, 2002 through the end of any month set forth below, the amount set forth below across from such month:

             MONTH ENDING                                AMOUNT

           January 31, 2002                            $  300,000
           February 28, 2002                           $  600,000
           March 31, 2002                              $  900,000
           April 30, 2002                              $1,200,000
           May 31, 2002                                $1,600,000
           June 30, 2002                               $2,300,000
           July 31, 2002                               $3,000,000
           August 31, 2002                             $3,700,000
           September 30, 2002                          $4,400,000
           October 31, 2002                            $5,100,000
           November 30, 2002                           $5,800,000
           December 31, 2002                           $6,099,000

and (b) payments made under Capital Leases permitted hereunder and entered into after the Filing Date shall not be considered "Capital Expenditures" for purposes of this Section.

         10.13 LEASES. Not, and not permit any Subsidiary to, enter into after the Filing Date any operating lease or Capital Lease (except to the extent the exposure of the Company and its Subsidiaries on account of all such operating leases and Capital Leases does not exceed $500,000 in the aggregate) without the prior written consent of the Post-Petition Agent.

         10.14 USE OF PROCEEDS. Use the proceeds of the Loans and the Letters of Credit to pay (or in the case of Letters of Credit, provide support for the payment of) operating expenses arising from and after the Filing Date and certain expenses arising prior to the Filing Date approved by the Bankruptcy Court, solely at the times and (subject to SECTION 10.30) in the amounts set forth in the then-current Operating Budget, PROVIDED that (a) no proceeds of any

Loan shall be used (i) either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock,
(ii) to pay interest accruing from and after the Filing Date on any Pre-Petition Indebtedness other than Pre-Petition Indebtedness under the Pre-Petition Credit Agreement or (iii) to conduct an investigation of, commence or prosecute any action or objection with respect to the claims, liens or security interests that relate to either the Pre-Petition Credit Agreement or this Agreement; and (b) Letters of Credit shall be issued for the sole purpose of supporting up to 50% of the Surety Bond Facility.

         10.15 MAINTENANCE OF PROPERTY. Maintain, and cause each Subsidiary to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) as set forth in the Global Budget.

         10.16 EMPLOYEE BENEFIT PLANS. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulation.

         10.17  ENVIRONMENTAL MATTERS.

         10.17.1 ENVIRONMENTAL OBLIGATIONS. (a) Comply, and cause each Subsidiary to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Company or any Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) use and operate, and cause each Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (c) keep, and cause each Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (d) handle, store, transport and dispose of, and cause each Subsidiary to handle, store, transport and dispose of, all Hazardous Materials in material compliance with all applicable Environmental Laws; (e) not, and not permit any Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary or into or onto any other real property which is not, to the best of the Company's knowledge, a permitted disposal facility for such Hazardous Material; and (f) not allow any Lien imposed pursuant to any Environmental Law to attach to any real property owned, operated or leased by the Company or any Subsidiary.

         10.17.2 ENVIRONMENTAL INFORMATION. (a) Promptly notify the Post-Petition Agent of the receipt by the Company or any Subsidiary of (and provide the Post-Petition Agent a copy of) any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any Release or threatened Release with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $500,000; and (b) promptly notify the Post-Petition Agent of any Release, threatened Release or disposal of any Hazardous Material reported to any Governmental Authority at any real property owned, operated or leased by the Company or any Subsidiary, except for any Release, threat of Release or disposal with respect to which the maximum liability of the Company and its Subsidiaries is reasonably expected to be less than $500,000. Notwithstanding the exceptions set forth in CLAUSES (A) and (B) of the foregoing sentence, the Company shall promptly notify the Post-Petition Agent if at any time the maximum aggregate liability of the Company and its Subsidiaries for all Releases, threatened Releases or disposals of Hazardous Materials described in such clauses is reasonably expected to exceed $500,000.

         10.18 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         10.19 INCONSISTENT AGREEMENTS; SUBSIDIARY SUPPORT. Not, and not permit any Subsidiary to, enter into any agreement (other than, in the case of CLAUSE
(B), any Loan Document) containing any provision which (a) would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions or prepay any Debt owed to the Company or any Subsidiary or (ii) make loans or advances to the Company or (c) prohibits or limits the ability of the Company or any Subsidiary to grant to the Post-Petition Agent, for the benefit of the Lenders, Liens on its assets other than documentation relating to Liens permitted by SECTION 10.9(D); so long as not prohibited by law, the Company and each Subsidiary shall cause each of their Subsidiaries to make cash payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by way of any other arrangement such that the Company shall have the ability to satisfy all payments of the obligations hereunder and under the Notes, including mandatory prepayments, required under the terms of this Agreement and each other Loan Document.

         10.20 TRANSACTIONS WITH RELATED PARTIES. Not, and not permit any Subsidiary to, enter into or permit to exist any transaction, arrangement or contract with any Related Party (other than the Company or any wholly-owned Subsidiary) or any officer or director of the Company or any Related Party which is on terms less favorable than would be available from a Person which is not a Related Party. Without limiting the foregoing, not pay any management or similar fees to any Related Party.

         10.21 BUSINESS ACTIVITIES. Not, and not permit any Subsidiary to, engage in any business activity other than the aggregates, and related materials and services, business.

         10.22 FURTHER ASSURANCES. Take, execute and deliver, and shall cause each Subsidiary to take, execute and deliver, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Post-Petition Agent or the Required Lenders, as the case may be, may reasonably request from time to time in order
(a) to ensure that (i) the obligations of the Debtors hereunder and under the other Loan Documents are secured by substantially all assets of the Company and guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof) and
(ii) the obligations of the Debtors under the Loan Documents are secured by substantially all of the assets of each Subsidiary, (b) to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Financing Orders and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Post-Petition Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Post-Petition Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. The Debtors agree that, upon entry of the Interim Financing Order (and, if entered, the Final Financing Order), no further actions or filings are required to create or perfect the Liens of the Post-Petition Agent for the benefit of the Lenders.

         10.23 MODIFICATION OF CERTAIN AGREEMENTS. Not consent to any amendment or other modification of the following: (a) Amended and Restated Note and Warrant Purchase Agreement dated as of June 5, 1998 by and between the Company and The Prudential Insurance Company of America; (b) the Master Lease Agreement dated as of September 10, 1997 by and between BancBoston Leasing, Inc. ("BBL") and SRM Aggregates, Inc. ("SRM AGGREGATES"); (c) the Equipment Acquisition Agreement dated as of January 20, 2000 between BBL and SRM Aggregates, Master Lease Agreement No. 34577 dated as of September 25, 2000 between Fleet Capital Corporation ("FCC") and SRM Aggregates; (d) any of the Equipment Acquisition Agreements dated as of September 25, 2000 between FCC and SRM Aggregates with respect to the Mulberry Quarry -- Crushing Plant, the Pride Quarry -- Rail and Barge Loadout and the Pride Quarry Addition; (e) Master Lease Agreement by and between BBL and Sandia Construction, Inc., (5) Master Lease Agreement by and between BBL and Cox Transport Corporation; and (f) Master Lease Agreement by and between BBL and Geodyne, Inc. (now known as Western Aggregates, Inc.).

         10.24 LENDER MEETINGS. Participate (and cause each of its key officers and employees to participate) in meetings with the Lenders as requested by the Agent.

         10.25  FISCAL YEAR.  The Company will not change its Fiscal Year.

         10.26 LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. Not, and not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or personal property, which property is or has been sold or transferred by the Company or any Subsidiary to such Person in contemplation of taking back a lease thereof.

         10.27 PREPAYMENTS, ETC. OF DEBT. (a) Not, and not permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt (other than Debt payable to the Company, the Loans and the other obligations under the Loan Documents and, to the extent contemplated hereunder, the obligations under the Pre-Petition Credit Agreement).

         (b) Not amend, modify or change in any manner any term or condition of any Debt of the Company or of any Subsidiary described in SECTION 10.8(IV) or any lease so that the terms and conditions thereof are less favorable to the Post-Petition Agent and the Lenders than the terms of such Debt or lease as of the Effective Date.

         10.28 NO SURCHARGE. Not, and not permit any Subsidiary to, assert any charges under Section 506(c) of the Bankruptcy Code against any Collateral securing the Loans or any collateral securing the Pre-Petition Indebtedness under the Pre-Petition Credit Agreement or any Loan Document (as defined in the Pre-Petition Credit Agreement).

         10.29 NO SUPERPRIORITY CLAIMS. Not, and not permit any Subsidiary to, permit to exist any claims entitled to a superpriority under Section 364(c)(1) of the Bankruptcy Code, other than those of the Post-Petition Agent and the Lenders and the Pre-Petition Agent and the Pre-Petition Lenders, other than the Carve-Out.

         10.30 EXPENDITURES. Not, and not permit any Subsidiary to, make any expenditure in violation of the Global Budget approved by the Post-Petition Agent and the Required Lenders. Notwithstanding the foregoing (but subject to the other limitations set forth in this Agreement), expenditures may vary from the amount set forth in the applicable Operating Budget by (x) up to $1,500,000 (the "PERMITTED VARIANCE"), IT BEING UNDERSTOOD that the Permitted Variance shall be cumulative of all variances from Operating Budgets prior to the Termination Date, and (y) an amount equal to the unused budgeted amounts from the immediately prior Operating Budget (and, to the extent not entirely used under the then-current Operating Budget, such unused budgeted amounts may be carried over and applied to any and all Operating Budgets until fully used).

         10.31 REJECTION, ASSUMPTION OF EXECUTORY CONTRACTS. Not, and not permit any Subsidiary to, (a) assume any operating lease entered into prior to the Filing Date or (b) without first obtaining the written consent of the Post-Petition Agent (which consent shall not be unreasonably withheld or delayed), (i) reject any material unexpired lease or executory contract or (ii) assume or apply to the Bankruptcy Court to assume any material executory contract or unexpired lease (other than an operating lease) entered into prior to the Filing Date, unless, in the case of any unexpired lease, the order (which shall be in a form acceptable to the Post-Petition Agent in its sole discretion) authorizing such assumption specifically provides that, notwithstanding such assumption, such Debtor may later assign the relevant lease under Section

365(f) of the Bankruptcy Code without, among other things, obtaining the consent of the relevant lessor (but after complying with the other requirements of Section 365 of the Bankruptcy Code).

11       SECTION    EFFECTIVENESS; CONDITIONS OF LENDING.

         The effectiveness of this Agreement and the obligation of each Lender to make any Loan and of the Issuing Lender to issue any Letter of Credit, is subject to the following conditions precedent:

         11.1 EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which (i) (x) the Post-Petition Agent shall have received a copy certified by the Secretary of the Company of the Interim Financing Order entered by the Bankruptcy Court within ten days of the Filing Date and the Interim Financing Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended and (y) the Required Lenders shall be satisfied that the Post-Petition Agent and the Lenders shall have the protection of Section 364(e) of the Bankruptcy Code, (ii) all conditions precedent set forth in SECTION 11.2 have been satisfied and (iii) the Post-Petition Agent shall have received all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Post-Petition Agent and each Lender), in form and substance satisfactory to the Post-Petition Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

11(a)12  NOTES.  The Notes.

11(a)14 RESOLUTIONS. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each other Debtor (which may be an omnibus resolution) authorizing the execution, delivery and performance by such Debtor of all Loan Documents to which such entity is a party.

11(a)15 CONSENTS, ETC. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by the Company.

11(a)16 INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign the Loan Documents to which the Company is a party, together with a sample of the true signature of each such officer (it being understood that the Post-Petition Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

11(a)17 INSURANCE. Evidence satisfactory to the Post-Petition Agent and each Lender of the existence of insurance required to be maintained pursuant to
SECTION 10.3, together with evidence that the Post-Petition Agent has been named as a loss payee and that each of the Post-Petition Agent and each Lender has been named as an additional insured on all related insurance policies.

11(a)18 PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with all reasonable fees and expenses of counsel to the Post-Petition Agent to the extent invoiced prior to the Effective Date, PLUS such additional amounts of reasonable attorneys' fees and expenses as shall constitute the Post-Petition Agent's reasonable estimate of such fees and expenses incurred or to be incurred by the Post-Petition Agent (PROVIDED that such estimate shall not thereafter preclude final settling of accounts between the Company and the Post-Petition Agent).

11(a)19 BUDGETS. The Global Budget and the Operating Budget for the four week period immediately following the Effective Date.
11(a)20

         11.1.8 MATERIAL ADVERSE EFFECT. A certificate of the Chief Executive Officer of the Company, certifying that no Material Adverse Effect has occurred since November 8, 2001 (taking into account the sale of certain of the assets of Monroc, Inc. located in the State of Idaho).

         11.1.9 THIRD PARTY SALE INTERESTS. A copy of each Third Party Sale Interest received by any Reporting Person within the 90 days immediately preceding the Filing Date in the exact form such Reporting Person (it being understood that such Reporting Person, in addition to relaying the Third Party Sale Interest in the exact form received by such Reporting Person, may include any written summary or commentary relating thereto that such Reporting Person considers appropriate); PROVIDED that (i) notwithstanding the foregoing, where any Reporting Person reasonably believes that any Third Party Sale Interest received by such Reporting Person as written contains information that, if intentionally or inadvertently disclosed to any Person other than the Post-Petition Agent and the Lenders (and their respective Affiliates, counsel and financial advisers), may materially damage the value of the Debtors' assets and/or the Debtors' business operations, such Reporting Person may use such Person's reasonable discretion to redact such information and submit such Third Party Sale Interest to the Post-Petition Agent in redacted form and (ii) it is understood and agreed that the delivery to the Lenders of the Oldcastle Purchase Agreement prior to the Filing Date satisfies the requirements of this Section with respect to the Third Party Sale Interest of the purchaser in the transaction contemplated by such agreement.

         11.1.10 OTHER. Such other documents as the Post-Petition Agent or any Lender may reasonably request.

         11.2 ALL LOANS AND LETTERS OF CREDIT. The effectiveness of this Agreement, and the obligation of each Lender to make each Loan and of the Issuing Lender to issue each Letter of Credit, is subject to the conditions precedent that:

         11.2.1 NO DEFAULT, ETC. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan or the issuance of such Letter of Credit, (b) the warranties of the Company contained in SECTION 9 are true and correct as of the date of the making of such requested Loan or the issuance of such requested Letter of Credit, with the same effect as though made on such date (except to the extent relating solely to an earlier date, in which case such warranty shall have been true and correct as of such earlier date) and (c) other than arising as a result of the commencement of the Chapter 11 Cases, since November 8, 2001 (taking into account the sale of certain of the assets of Monroc, Inc. located in the State of Idaho), no event has occurred that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.

         11.2.2 BUDGET COMPLIANCE. The Post-Petition Agent shall have received the most recent Budget Compliance Certificate required to be delivered pursuant to SECTION 10.1.12.

         11.2.3 ORDERS. The Interim Financing Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended or, if the date of the requested extension of credit is more than 45 days after the Effective Date, or if the amount of the Loan or Letter of Credit requested, together with the Revolving Outstandings, would exceed the maximum amount authorized pursuant to the Interim Financing Order, THEN (x) the Post-Petition Agent shall have received, with a copy for each Lender, a date stamped copy of the Final Financing Order entered by the Bankruptcy Court, in form and substance satisfactory to the Lenders with such changes thereto as may be approved by the Post-Petition Agent and its counsel and (y) the Final Financing Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended; provided that the Required Lenders may approve any amendment or modification to the Financing Orders (except that any amendment or modification to any Financing Order that would have the effect of revising provisions contained herein that require the consent of all of the Lenders pursuant to SECTION 14.1 hereof will require the consent of all of the Lenders)
..

         11.2.4 BORROWING CERTIFICATE. The Post-Petition Agent shall have received a Borrowing Certificate signed by a duly authorized representative of the Company.

         11.2.5 CONSTRUCTION CONTRACT CERTIFICATIONS. The Post-Petition Agent shall have received a Construction Contract Certification with respect to each Construction Contract then in effect in form and substance satisfactory to the Post-Petition Agent.

12       SECTION    EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

13(a)12 NON-PAYMENT OF THE LOANS, ETC. Default in the payment when due of the principal of any Loan or of any interest, fee, reimbursement obligation or other amount payable by the Debtors hereunder or under any other Loan Document. 13(a)13

         12.1.2 DEFAULTS IN RESPECT OF OTHER DEBT. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary (other than Debt of a Debtor incurred prior to the Filing Date) in an aggregate amount (for all Debt so affected) exceeding $1,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         12.1.3 OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company with respect to any purchase or lease of goods or services (other than obligations of a Debtor incurred prior to the Filing Date) involving payments, in the aggregate for all such purchases and leases, of $250,000 or more (except only to the extent that the existence of any such default is being contested by the Company in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

         12.1.4 NON-COMPLIANCE WITH PROVISIONS OF THIS AGREEMENT. Failure by the Company or any Subsidiary to comply with or to perform any covenant set forth in
SECTION 10.1.5(A), 10.2(B), 10.5, 10.6 through 10.13, 10.18 through 10.23, and
10.26 through 10.31; or failure by the Company or any Subsidiary to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any of the other provisions of this SECTION 12) and continuance of such failure for five days.

         12.1.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Company or any Subsidiary herein or in any other Loan Document is breached, false or misleading (in each case) in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Post-Petition Agent or any Lender is false or misleading (in each case) in any material respect on the date as of which the facts therein set forth are stated or certified.

         12.1.6 PENSION PLANS. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         12.1.7 DISMISSAL OR CONVERSION OF CHAPTER 11 CASE. The Bankruptcy Court shall enter an order with respect to any Debtor dismissing its Chapter 11 Case or converting it to a case under Chapter 7 of the Bankruptcy Code, or appointing a trustee in its Chapter 11 Case or appointing a responsible officer or an examiner with enlarged powers relating to the operation of the Debtors' business (beyond those set forth in Section 1106(a)(3) or (4) of the Bankruptcy Code) under Bankruptcy Code Section 1106(b), and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within three days after the entry thereof.

         12.1.8 RELIEF FROM STAY. The Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any claim against any of the Debtors having an aggregate value (for all such claims) in excess of $1,000,000, which order enables the holder of such claim to exercise any right or remedy against any property of any Debtor.

         12.1.9 MODIFICATION OF FINANCING ORDERS. An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases amending, supplementing, staying for a period in excess of three days, vacating or otherwise modifying any of the Financing Orders (including entry of an order terminating the use of cash collateral (as more fully described in the definition of the term "Interim Financing Order")), or any Debtor shall apply for authority to do so; PROVIDED that no Event of Default shall occur under this SECTION 12.1.9 to the extent that any such amendment, supplement or other modification is made in compliance with this Agreement and is not adverse, in the reasonable judgment of the Post-Petition Agent, to the rights and interests of the Lenders under this Agreement and the other Loan Documents.

         12.1.10 CONTEST OF CLAIMS. Any Debtor shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a Debtor) any other Person's opposition of, any motion made in the Bankruptcy Court by any Lender seeking confirmation of the amount of such Lender's claim or the validity and enforceability of the Liens in favor of such Lender (including the Liens securing Pre-Petition Indebtedness owed to such Lender).

         12.1.11 DISALLOWANCE OF CLAIMS. Any Debtor shall seek to, or shall support (in any such case by way of motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a Debtor) any other Person's motion to, disallow in whole or in part any Lender's claim in respect of the Pre-Petition Indebtedness or to challenge the validity and enforceability of the Liens in favor of the Post-Petition Agent or any Lender (including the Liens securing Pre-Petition Indebtedness owed to such Lender).

         12.1.12 INTERIM FINANCING ORDER. From and after the date of entry thereof, the Interim Financing Order shall cease to be in full force and effect (or shall have been vacated, stayed for a period in excess of three days, reversed, modified or amended), in each case without the consent of the Required Lenders, and the Final Financing Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment).

         12.1.13 FINAL FINANCING ORDER. The Final Financing Order shall not have been entered by the Bankruptcy Court on or before April 25, 2002; or from and after the date of entry thereof, the Final Financing Order shall cease to be in full force and effect (or shall have been vacated, stayed for a period in excess of three days, reversed, modified or amended), in each case without the consent of the Required Lenders.

         12.1.14 PAYMENT OF DEBT. Any Debtor shall make any payment on any Debt of such Debtor incurred before the Filing Date, other than as permitted under the Financing Orders or as permitted hereunder and other than any payment of any Debt owing to the Company and any payment approved by the Bankruptcy Court of any Debt.

         12.1.15 FAILURE TO COMPLY WITH FINANCING ORDERS. The Debtors shall fail to comply with the terms of the Financing Orders.

         12.1.16 JUDGMENTS. Final judgments which exceed an aggregate post-Filing Date liability of $250,000 shall be entered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within thirty days after entry or filing of such judgments; or there shall be entered against any of the Debtors a non-monetary judgment, order or decree with respect to any claim or liability that accrued after the Filing Date which has or could be reasonably expected to have a Material Adverse Effect, and there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect.

         12.1.17 INVALIDITY OF LOAN DOCUMENTS, ETC. Any Loan Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Loan Document.

         12.1.18 INVALIDITY OF SUBORDINATION PROVISIONS, ETC. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

         12.1.19 MATERIAL ADVERSE EFFECT. The occurrence of any change in the operations, business, condition (financial or otherwise) or prospects of the Company or any Subsidiary from that reflected in the financial statements of such Person for the 2000 Fiscal Year, the Fiscal Quarter ended December 31, 2001 or as otherwise disclosed to the Lenders prior to the Filing Date, which could have a Material Adverse Effect (other than those changes which customarily occur as a result of events leading up to and following commencement of the Chapter 11 Cases and taking into account the sale of certain of the assets of Monroc, Inc. located in the State of Idaho).

         12.1.20 SUPERPRIORITY. The entry of an order granting any other claim superpriority status or a Lien equal or superior to that granted to the Post-Petition Agent for the benefit of the Lenders, other than with respect to the Carve-Out.

         12.1.21 SURCHARGE. The entry of an order authorizing recovery by any Person from the Collateral or any collateral securing the Pre-Petition Indebtedness owing to any Lender or any adequate protection Liens granted with respect thereto for any costs of preservation or disposition thereof under
Section 506(c) of the Bankruptcy Code or (except as provided in the Final Financing Order) authorizing the use of cash collateral without consent in writing by the Post-Petition Agent.

         12.1.22 IMPAIRMENT. The filing by any of the Debtors of any motion or proceeding which could reasonably be expected to result in material impairment of the Lenders' rights under this Agreement; or a final determination by the Bankruptcy Court (or any other court of competent jurisdiction) with respect to any motion or proceeding brought by any other party which results in any material impairment of the Lenders' rights under this Agreement.

         12.1.23 CHANGE IN MANAGEMENT. Fifteen days shall have elapsed after Stanford Springel shall have ceased to have substantially the same duties and responsibilities as such individual currently has in connection with the management of the Company and the Subsidiaries and such individual shall not have been replaced with an individual approved by the Required Lenders.

         12.1.24 EXTENSION OF EXCLUSIVITY. The entry of an order by the Bankruptcy Court extending any exclusive right that any of the Debtors may have to (i) propose any plan of reorganization in the Chapter 11 Cases to a date more than 120 days after the Filing Date or (ii) solicit votes for or seek the confirmation of any plan of reorganization in the Chapter 11 Cases to a date more than 180 days after the Filing Date.

         12.1.25 ACCEPTABLE PLAN TERM SHEET; CONTESTED PLAN. The failure of the Debtors to reach an agreement approved by the Required Lenders hereunder and by the Required Lenders (under and as defined in the Pre-Petition Credit Agreement) and by the Board of Directors of the Company, on an Acceptable Plan Term Sheet on or prior to the earliest to occur of the following (i) if the Debtors have not entered, prior to the Filing Date, into a definitive asset sale agreement for the Proposed Section 363 Sale (the "DEFINITIVE SALE AGREEMENT"), 60 days after the Filing Date, (ii) 30 days after any termination, for whatever reason, of either any Definitive Sale Agreement or the Proposed Section 363 Sale, (iii) 30 days after any amendment or modification is effected with respect to the Definitive Sale Agreement which amendment or modification is not acceptable to the Required Lenders and (iv) 120 days after the commencement of the Chapter 11 Cases if the Proposed Section 363 Sale is not consummated (including the Pre-Petition Lenders' having received payment of the Net Cash Proceeds of the Proposed Section 363 Sale) within 90 days of the commencement of the Chapter 11 Cases; or the taking by any of the Debtors of any action that is inconsistent with the terms of any Acceptable Plan Term Sheet that has been approved by the Required Lenders hereunder and by the Required Lenders (under and as defined in the Pre-Petition Credit Agreement), including filing (and/or pursuing confirmation of) any plan of reorganization that is inconsistent with the terms of such Acceptable Plan Term Sheet or that is otherwise a Contested Plan.

         12.1.26 AGGREGATE LETTER OF CREDIT DRAWINGS. The aggregate amount of drawings under the Letters of Credit shall exceed $375,000.

         12.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default shall occur and be continuing: (i) upon one day's written notice to the Company the automatic stay under Section 362 of the Bankruptcy Code shall be deemed lifted, without further order of or application to the Bankruptcy Court, to permit the Post-Petition Agent (upon the direction of the Required Lenders) to do one or more of the following (A) reduce the amount of the Commitments (if they have not theretofore terminated), (B) terminate this Agreement and/or (C) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or other notice of any kind (all of which are hereby waived by the Company); and (ii) upon three Business Days' notice to the Company (as well as counsel of record for any statutory committee appointed in the Chapter 11 Cases and the Office of the United States Trustee), the automatic stay under Section 362 of the Bankruptcy Code shall be deemed lifted, without further order of or application to the Bankruptcy Court, to permit the Post-Petition Agent (upon the direction of the Required Lenders) to (A) enforce the Liens securing the obligations hereunder, (B) exercise any and all remedies under this Agreement, the Financing Orders, the other Loan Documents and applicable law available to the Post-Petition Agent or the Lenders, including all rights and remedies as a secured creditor under the Uniform Commercial Code or in equity, (C) take immediate possession of the Collateral and operate the Debtors' businesses to protect and preserve the value of such assets, the cost of which shall become part of the obligations hereunder and/or (D) set-off or otherwise seize amounts in any account maintained with the Post-Petition Agent or any Lender or under their control and apply such amounts to the obligations hereunder. The foregoing shall not be construed to limit the Post-Petition Agent's or any Lender's discretion (to the extent provided in this Agreement) to take any action described above at any other time. Notwithstanding the foregoing, the effect as an Event of Default of any event described in this
SECTION 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Post-Petition Agent (without liability for interest thereon) and applied to obligations in accordance herewith and any excess remaining after the satisfaction of all such obligations shall be delivered to the Company or as a court of competent jurisdiction may direct.

13       SECTION    THE POST-PETITION AGENT.

         13.1 APPOINTMENT AND AUTHORIZATION. (a) Each Lender hereby irrevocably (subject to SECTIONS 13.9 and 13.13) appoints, designates and authorizes the Post-Petition Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Post-Petition Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Post-Petition Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Post-Petition Agent.

         (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (i) provided to the Post-Petition Agent in this SECTION 13 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Post-Petition Agent", as used in this SECTION 13, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

         13.2 DELEGATION OF DUTIES. The Post-Petition Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Post-Petition Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3 LIABILITY OF POST-PETITION AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Post-Petition Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         13.4 RELIANCE BY POST-PETITION AGENT. (a) The Post-Petition Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Post-Petition Agent. The Post-Petition Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Post-Petition Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Post-Petition Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in SECTION 11.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Post-Petition Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         13.5 NOTICE OF DEFAULT. The Post-Petition Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Post-Petition Agent for the account of the Lenders, unless the Post-Petition Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Post-Petition Agent will notify the Lenders of its receipt of any such notice. The Post-Petition Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with SECTION 12; PROVIDED, HOWEVER, that unless and until the Post-Petition Agent has received any such request, the Post-Petition Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         13.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Post-Petition Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.

Each Lender represents to the Post-Petition Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Post-Petition Agent, the Post-Petition Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         13.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Debtors and without limiting the obligation of the Debtors to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities that are determined in a final non-appealable decision of a court of competent jurisdiction to have resulted solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Post-Petition Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Post-Petition Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Post-Petition Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Post-Petition Agent is not reimbursed for such expenses by or on behalf of the Debtors. The undertaking in this Section shall survive the repayment of the Loans, the termination of the Letters of Credit, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Post-Petition Agent.

         13.8 POST-PETITION AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Post-Petition

Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Post-Petition Agent shall be under no obligation to provide such information to them. With respect to their Loans, BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Post-Petition Agent, and the terms "Lender" and "Lenders" include BofA and its Affiliates, to the extent applicable, in their individual capacities.

         13.9 SUCCESSOR POST-PETITION AGENT. The Post-Petition Agent may, and at the request of the Required Lenders shall resign as Post-Petition Agent upon 30 days' notice to the Lenders. If the Post-Petition Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor Post-Petition Agent is appointed prior to the effective date of the resignation of the Post-Petition Agent, the Post-Petition Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Post-Petition Agent and the term "Post-Petition Agent" shall mean such successor agent and the retiring Post-Petition Agent's appointment, powers and duties as Post-Petition Agent shall be terminated. After any retiring Post-Petition Agent's resignation hereunder as Post-Petition Agent, the provisions of this SECTION 13 and SECTIONS
14.6 and 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Post-Petition Agent under this Agreement. If no successor agent has accepted appointment as Post-Petition Agent by the date which is 30 days following a retiring Post-Petition Agent's notice of resignation, the retiring Post-Petition Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Post-Petition Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         13.10  WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Post-Petition Agent, to deliver to the Post-Petition Agent:

                                    (i) if such Lender claims an exemption from,
                             or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii) if such Lender claims that interest
                             paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                                    (iii) if such Lender is not a "bank" within
                             the meaning of Section 881(c)(3)(A) of the Code, such Lender shall deliver (A) a certificate substantially in the form of EXHIBIT G and (B) two properly completed and signed copies of IRS Form W-8BEN or W-9 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement; and

                                    (iv) such other form or forms as may be
                             required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                             Such Lender agrees to promptly notify the Post-Petition Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Post-Petition Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Post-Petition Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Post-Petition Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Post-Petition Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (A) of this Section are not delivered to the Post-Petition Agent, then the Post-Petition Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Post-Petition Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Post-Petition Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Post-Petition Agent fully for all amounts paid, directly or indirectly, by the Post-Petition Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Post-Petition Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Post-Petition Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Lenders under this subsection shall survive the expiration or termination of the Letters of Credit and payment of the Notes and other liabilities of the Company hereunder and the resignation or replacement of the Post-Petition Agent.

                  (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8BEN and a certificate in the form of EXHIBIT G and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Post-Petition Agent and the Company of the percentage amount in which it is no longer the beneficial owner of obligations of the Company to such Lender. To the extent of such percentage amount, the Post-Petition Agent and the Company will treat such Lender's IRS Form W-8BEN and certificate in the form of EXHIBIT G as no longer valid.

         13.11 COLLATERAL MATTERS. The Lenders irrevocably authorize the Post-Petition Agent, at its option and in its discretion, to (a) execute and deliver a subordination agreement with respect to any Lien granted to or held by the Post-Petition Agent upon the Collateral to the extent the Lien to which such Lien is subordinated is expressly permitted by CLAUSE (D) of SECTION 10.9 or (b) release any Lien granted to or held by the Post-Petition Agent hereunder or under any Financing Order upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations (other than Surviving Obligations) of the Company hereunder and under the other Loan Documents; (ii) constituting property (including stock of a Subsidiary) sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or the applicable Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or a Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; or
(v) subject to SECTION 14.1, if approved, authorized or ratified in writing by the Required

Lenders. Upon request by the Post-Petition Agent at any time, the Lenders will confirm in writing the Post-Petition Agent's authority to release particular types or items of Collateral pursuant to this SECTION 13.11.

         13.12 FUNDING RELIANCE. (a) Unless the Post-Petition Agent receives notice from a Lender by 11:00 A.M., Dallas time, on the day of a proposed borrowing that such Lender will not make available to the Post-Petition Agent the amount which would constitute its pro rata share of such borrowing in accordance with SECTION 2.2, the Post-Petition Agent may (but shall not be so required) assume that such Lender has made such amount available to the Post-Petition Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made any such amount available to the Post-Petition Agent, such Lender and the Company jointly and severally agree to repay such amount to the Post-Petition Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Post-Petition Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this CLAUSE
(A) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

         (b) Unless the Post-Petition Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Post-Petition Agent may (but shall not be so required) assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Post-Petition Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Post-Petition Agent forthwith on demand, together with interest thereon at the Alternate Base Rate (or, in the case of any Lender which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this CLAUSE (B) shall relieve the Company of any obligation it may have to make any payment hereunder.

         13.13 ASSIGNMENT OF AGENCY FUNCTION. The Post-Petition Agent may, at any time and from time to time, without the consent of any other party to this Agreement, assign and delegate to an Affiliate of the Post-Petition Agent that is a commercial bank located in the United States of America or having a branch office in the United States of America (an "AFFILIATE POST-PETITION AGENT") all of its rights, duties and obligations as Post-Petition Agent hereunder; PROVIDED, HOWEVER, that the Company and the Lenders may continue to deal solely and directly with the assignor Post-Petition Agent until written notice of such assignment, together with payment office, address for notice and related information with respect to the Affiliate Post-Petition Agent, shall have been given to the Company and the Lenders by the Post-Petition Agent and the Affiliate Post-Petition Agent. From and after the date of such written notice,
(a) the Affiliate Post-Petition Agent shall be a party hereto, shall be deemed to be the "Post-Petition Agent" hereunder and shall have the rights, duties and obligations of the Post-Petition Agent hereunder and under the Notes and (b) the assignor Post-Petition Agent shall relinquish its rights and be released from its duties and obligations as Post-Petition Agent hereunder and under the Notes; PROVIDED, HOWEVER, that the provisions of this SECTION 13 and SECTION 14.6 shall inure to the benefit of the assignor Post-Petition Agent as to any actions taken or omitted to be taken by it while it was Post-Petition Agent under this Agreement. Immediately upon such an assignment, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the assignment of the assignor Post-Petition Agent's rights, duties and obligations as Post-Petition Agent to the Affiliate Post-Petition Agent.

14       SECTION   GENERAL.


         14.1 WAIVER; AMENDMENTS. No delay on the part of the Post-Petition Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No right or remedy herein conferred upon the Lenders or the Post-Petition Agent is intended to be exclusive of any other right or remedy contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. No amendment, modification or waiver of, or consent or forbearance in the case of any default with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Total Percentage of not less than the aggregate Total Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) increase the Commitment Amount, the Additional Commitment Amount, the Revolving Loan Commitment Amount or the LC Commitment Amount, (b) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (d) release all or substantially all of the Guarantors or all or substantially all of the Collateral or (e) reduce the aggregate Total Percentage required to effect an amendment, modification, waiver or consent, in each case without the consent of all Lenders. No provision of SECTION 13 or other provision of this Agreement affecting the Post-Petition Agent in its capacity as such shall be amended, modified or waived without the consent of the Post-Petition Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of SECTION 6.2.1(C) or (F) or SECTION 6.3 shall be amended, modified or waived in any manner that would result in any decreased payment to any Pre-Petition Lender without the consent of the Required Lenders (as defined in the Pre-Petition Credit Agreement).

         14.2 CONFIRMATIONS. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Post-Petition Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         14.3 NOTICES. Except as otherwise expressly provided herein, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent, if to the Company or any other Debtor, to it at its address at 147 West Election Road, Suite 110, Draper, Utah 84020, Attention: Stanford Springel, Facsimile 801-984-2602, or, if to the Post-Petition Agent or any Lender, to the applicable party at its address shown below its signature hereto or, in any case, at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; notices sent by overnight courier shall be deemed to have been given on the Business Day after delivery to such courier; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of
SECTION 2.2, the Post-Petition Agent shall be entitled to rely on telephonic instructions from any person that the Post-Petition Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Post-Petition Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

         14.4 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.5 REGULATION U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6 COSTS, EXPENSES AND TAXES. The Debtors jointly and severally agree to pay on demand, without further order of or application to the Bankruptcy Court, (a) all reasonable out-of-pocket costs and expenses of the Post-Petition Agent (including the fees and charges of counsel for the Post-Petition Agent, of local counsel, if any, who may be retained by said counsel and the reasonable fees and expenses of financial advisors to the Post-Petition Agent) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and (b) all costs and expenses (including reasonable attorneys' fees (including the allocable costs of internal legal services and all disbursements of internal counsel), court costs and other legal expenses and the reasonable fees and expenses of financial advisors to the Post-Petition Agent) incurred by the Post-Petition Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Lender agrees to reimburse the Post-Petition Agent for such Lender's pro rata share (based on its respective Total Percentage) of any such costs and expenses of the Post-Petition Agent not paid by the Company. In addition, the Debtors jointly and severally agree to pay, and to save the Post-Petition Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any exercise by the Post-Petition Agent and the Lenders of their rights pursuant to SECTION 10.2. All obligations provided for in this SECTION 14.6 shall survive repayment of the Loans, termination of the Letters of Credit, cancellation of the Notes and any termination of this Agreement.

         14.7 INDEMNIFICATION BY THE DEBTORS. Whether or not the transactions contemplated hereby are consummated, the Debtors shall jointly and severally indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Post-Petition Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Post-Petition Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Debtors shall have no obligation under this Section to any Indemnified Person with respect to Indemnified Liabilities that are determined in a final, non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Debtors hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of the Indemnified Liabilities that is permitted under applicable law.

         All obligations provided for in this SECTION 14.7 shall survive repayment of the Loans, termination of the Letters of Credit, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and any termination of this Agreement.

         14.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company, the Lenders and the Post-Petition Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Post-Petition Agent and the permitted successors and assigns of the Lenders and the Post-Petition Agent.

         14.9  ASSIGNMENTS; PARTICIPATIONS.

         14.9.1 ASSIGNMENTS. Any Lender may at any time (with the prior written consent of the Post-Petition Agent and the Issuing Lender) assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "ASSIGNEE"), all or any portion of such Lender's Loans and Commitment (PROVIDED that any assignment or delegation of a portion of a Lender's Loans and Commitment shall be of a constant, and not a varying, percentage of such Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the assigning Lender's Loans (and, if applicable, participations in Letters of Credit) and (to the extent not used) Commitment and (ii) $1,000,000; PROVIDED, HOWEVER, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under SECTION 7.5 or SECTION 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Section, (b) the assigning Lender may not assign any portion of such Lender's Loans and Commitment unless, concurrently therewith, the assigning Lender also makes an assignment to the Assignee of the assigning Lender's rights and obligations arising under the Pre-Petition Credit Agreement such that, immediately after giving effect to such assignments, the Ratio of the assigning Lender is equivalent (as nearly as practicable) to the Ratio of such Lender as in effect on the Effective Date and
(c) the Company and the Post-Petition Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Post-Petition Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Post-Petition Agent by such assigning Lender and the Assignee,

                  (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Post-Petition Agent an assignment agreement substantially in the form of EXHIBIT H (an "ASSIGNMENT AGREEMENT"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Post-Petition Agent, and

                  (z) except in the case of any assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid the Post-Petition Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation, the Company shall execute and deliver to the Post-Petition Agent (for delivery to the Assignee) a new Note payable to the Assignee (unless such Assignee was, immediately prior to the effectiveness of such assignment, a Lender). Each such Note shall be dated the effective date of such assignment. Accrued interest on that part of the Loans and Commitment not being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the Loans and Commitment not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this SECTION 14.9.1 shall be null and void.

         The Company designates the Post-Petition Agent as its agent for maintaining a book entry record of ownership identifying the Lenders, their respective addresses and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

         Notwithstanding the foregoing provisions of this SECTION 14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder). Any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, PROVIDED that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section regarding assignments in all respects. No pledge described in the immediately preceding clause shall release such Lender from its obligations hereunder.

         14.9.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note and shall remain responsible for all its obligations as a Lender hereunder for all purposes of this Agreement, (y) the Company and the Post-Petition Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events that would require the unanimous consent of the Lenders pursuant to SECTION 14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; PROVIDED that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in SECTION 7.4. The Company also agrees that each Participant shall be entitled to the benefits of SECTION 7.5 and SECTION 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to SECTION 7.5 or SECTION 8 than would have been paid to the participating Lender if no participation had been sold). Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant(s) and the amount of such participation(s) owned by such Participant(s). Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Post-Petition Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

         14.10 GOVERNING LAW. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois, except to the extent governed by the Bankruptcy Code. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Debtors and rights of the Post-Petition Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         14.12 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE POST-PETITION AGENT, THE LENDERS OR THE DEBTORS (OR ANY OF THEM) MAY BE BROUGHT AND MAINTAINED IN THE UNITED STATES BANKRUPTCY COURT OF THE DISTRICT OF NEVADA. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE

JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEVADA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE OF THE STATE OF NEVADA. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14.13 WAIVER OF JURY TRIAL. THE POST-PETITION AGENT, THE LENDERS AND THE DEBTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE POST-PETITION AGENT, THE LENDERS OR THE DEBTORS. EACH DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE POST-PETITION AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         14.14 NONLIABILITY OF LENDERS. The relationship between the Company on the one hand and the Lenders and the Post-Petition Agent on the other hand shall be solely that of borrower and lender. Neither the Post-Petition Agent nor any Lender shall have any fiduciary responsibility to the Company. Neither the Post-Petition Agent nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Post-Petition Agent nor any Lender shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted solely from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Post-Petition Agent nor any Lender shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         14.15 POWER OF ATTORNEY. Each Debtor appoints the Post-Petition Agent, and each other Person whom the Post-Petition Agent may from time to time designate, as such Debtor's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Loans and other obligations hereunder are paid and performed in full and this Agreement is terminated), without notice to any Debtor, to:

                  (a) At such time or times while an Event of Default exists, as the Post-Petition Agent or said agent, in its discretion, may determine in the name of such Debtor or the Post-Petition Agent (i) endorse such Debtor's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of the Post-Petition Agent or any Lender or under the Post-Petition Agent's or any Lender's control and apply such payment or proceeds to the Loans and other obligations hereunder,
(ii) endorse such Debtor's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in the Post-Petition Agent's or any Lender's possession relating to Receivables, Inventory or any other Collateral, (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which such Debtor has access relating to Receivables, Inventory or other Collateral, (iv) use such Debtor's stationery and sign the name of such Debtor to verifications of Receivables and notices thereof to Account Debtors and (v) if not done by such Debtor, do all acts and things determined by the Post-Petition Agent or the Required Lenders to be necessary to fulfill such Debtor's obligations under this Agreement; and

                  (b) At such time or times while an Event of Default exists, as the Post-Petition Agent or said agent, in its discretion, may determine, in the name of such Debtor or the Post-Petition Agent (i) demand payment of the Receivables, (ii) enforce payment of the Receivables, by legal proceedings or otherwise, (iii) exercise all of such Debtor's rights and remedies with respect to the collection of the Receivables and other Collateral, (iv) settle, adjust, compromise, extend or renew the Receivables, (v) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (vi) if permitted by applicable law, sell or assign the Receivables or other Collateral upon such terms for such amounts and at such time or times as the Post-Petition Agent may deem advisable, (vii) discharge and release the Receivables or other Collateral,
(viii) prepare, file and sign such Debtor's name on any proof of claim in bankruptcy or similar document against any Account Debtor, (ix) prepare, file and sign such Debtor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Receivables or other Collateral and (x) do all acts and things necessary, in the Post-Petition Agent's discretion, to obtain repayment of the Loans and other obligations hereunder.

SECTION 15 GUARANTY.

         15.1 THE GUARANTY. The Guarantors hereby unconditionally and irrevocably, and jointly and severally, guarantee (as primary obligor and not merely as surety) to the Lenders and the Post-Petition Agent, and to each of them, the due and punctual payment, observance and performance of all of the Guaranteed Obligations when and as due, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to the terms hereof and thereof. Each Guarantor hereby unconditionally and irrevocably agrees to cause payment or performance of the Guaranteed Obligations to be made punctually as and when the same shall become due upon demand. This Guaranty shall be of payment and performance and not of collection merely.

         15.2 GUARANTY UNCONDITIONAL. The obligations of the Guarantors under this SECTION 15 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to any Loan Document;

                  (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any Suretyship Liability or other liability of any third party, for any Guaranteed Obligation;

                  (d) any change in the corporate existence, structure or ownership of the Company or any Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other Debtor or its assets or any resulting release or discharge of any Guaranteed Obligation;

                  (e) the existence of any claim, setoff or other right which any Guarantor may have at any time against the Company, the Post-Petition Agent, any Lender or any other Person, whether or not arising in connection with the Loan Documents;

                  (f) any invalidity or unenforceability relating to or against the Company or any Subsidiary for any reason of the whole or any provision of any Loan Document, or any provision of applicable law purporting to prohibit the payment or performance by the Company of the Guaranteed Obligations; or

                  (g) any other act or omission of any kind to act or delay by the Company, any Subsidiary, the Post-Petition Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this SECTION 15.2, constitute a legal or equitable discharge of the obligations of any Guarantor under this SECTION 15.

         15.3 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this SECTION 15 shall remain in full force and effect until all of the Commitments shall have expired or been terminated and all of the Guaranteed Obligations shall have been paid in full in cash (other than in respect of Surviving Obligations with respect to which the Post-Petition Agent and the Lenders have not asserted a claim against the Debtors). If at any time all or any part of any payment previously applied to any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the obligations of the Guarantors under this SECTION 15 with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

         15.4 WAIVER. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person or any collateral. Each Guarantor hereby expressly waives: (a) notice of the acceptance by the Post-Petition Agent or any Lender of this SECTION 15 and (b) notice of the existence or creation or nonpayment of all or any of the Guaranteed Obligations.

         15.5 DELAY OF SUBROGATION. Notwithstanding any payment made by or for the account of any Guarantor pursuant to this SECTION 15, no Guarantor shall be subrogated to any right of the Post-Petition Agent or any Lender until such time as the Post-Petition Agent and each Lender shall have received final payment in cash of the full amount of the Guaranteed Obligations.

         15.6 STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Company under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Post-Petition Agent.

         15.7 SUBORDINATION OF INDEBTEDNESS. Any indebtedness of the Company for borrowed money now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the payment of the Guaranteed Obligations, and if a default in the payment of any amount owing under the Loan Documents shall have occurred and be continuing, any such indebtedness of the Company owed to any Guarantor, if collected or received by such Guarantor, shall be held in trust by such Guarantor for the Lenders and be paid over to the Post-Petition Agent for application in accordance with this Agreement.

Delivered at Chicago, Illinois, as of the day and year first above written.

                         U.S. AGGREGATES, INC.


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         WESTERN AGGREGATES HOLDING CORPORATION


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         JENSEN CONSTRUCTION &
                         DEVELOPMENT, INC.


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         SANDIA CONSTRUCTION, INC.


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         COX ROCK PRODUCTS, INCORPORATED


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                          COX TRANSPORT CORPORATION


                          By:
                              --------------------------------------------
                            Title:
                                   ---------------------------------------

                          A-BLOCK COMPANY, INC.,
                          an Arizona corporation


                          By:
                              --------------------------------------------
                            Title:
                                   ---------------------------------------

                          A-BLOCK COMPANY, INC.,
                          a California corporation


                          By:
                              --------------------------------------------
                            Title:
                                   ---------------------------------------

                          MOHAVE CONCRETE AND MATERIALS, INC.,
                          an Arizona corporation


                          By:
                              --------------------------------------------
                            Title:
                                   ---------------------------------------

                          MOHAVE CONCRETE AND MATERIALS, INC.,
                          a Nevada corporation


                          By:
                              --------------------------------------------
                            Title:
                                   ---------------------------------------

                         VALLEY ASPHALT, INC.


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         WESTERN ROCK PRODUCTS CORP.


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         TRI-STATE TESTING LABORATORIES, INC.


                         By:
                             ---------------------------------------------
                           Title:
                                  ----------------------------------------

                         MONROC, INC.


                         By:
                            ---------------------------------------------
                          Title:
                                 ----------------------------------------


                         WESTERN AGGREGATES, INC.

                         By:
                            ---------------------------------------------
                          Title:
                                 ----------------------------------------

                         SRM HOLDINGS CORP.


                         By:
                            ---------------------------------------------
                          Title:
                                 ----------------------------------------

                         SRM AGGREGATES, INC.


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         BHY READY MIX, INC.


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         DEKALB STONE, INC.


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         BRADLEY STONE & SAND, INC.


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         BAMA CRUSHED CORPORATION, INC.


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         GROVE MATERIALS CORPORATION


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         MULBERRY ROCK CORPORATION


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         BANK OF AMERICA, N.A.,
                           as Post-Petition Agent


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         1455 Market Street
                         CA5-01-05-19
                         San Francisco, California 94103
                         Attention:  Kathleen M. Carry
                         Facsimile:  (415) 503-5001

                         BANK OF AMERICA, N.A., as
                           a Lender and as Issuing Lender


                         By:
                             --------------------------------------------
                           Title:
                                  ---------------------------------------

                         100 N. Tryon Street
                         NC1-007-22-26
                         Charlotte, North Carolina 28255-0001
                         Attention: Charles A. Kerr
                         Facsimile:  (704) 386-1759

                         FLEET NATIONAL BANK (formerly known as
                         BankBoston, N.A.), as a Lender


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         100 Federal Street MA DE 10006A
                         Boston, Massachusetts  02110
                         Attention: Sandra H. Bennett
                         Facsimile: 617-434-4877

                         NATIONAL CITY BANK, as a Lender


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         1900 East Ninth Street, 7th Floor #2077
                         Cleveland, Ohio  44114
                         Attention: Thomas Gurbach
                         Facsimile: 216-222-0003

                         BANK OF SCOTLAND, as a Lender


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         311 South Wacker, Suite 4710
                         Chicago, Illinois  60606
                         Attention: Alison Wessels
                         Facsimile: 312-939-9715

                         TBH I, as a Lender


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         c/o The Treadstone Group
                         717 N.  Harwood Street
                         Suite 2630
                         Dallas, Texas 75201
                         Attention: Gary P.  Thomason
                         Facsimile: 214-220-2180

                         ING PRIME RATE TRUST, as a Lender

                         By: ING Investments, Inc.,
                               as its Investment Manager


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         7337 E. Doubletree Ranch Road
                         Scottsdale, Arizona  85258-2034
                         Attention: Ted Haag
                         Facsimile: 480-477-2750

                         MORGAN STANLEY SENIOR FUNDING, INC.


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         1633 Broadway, 26th Floor
                         New York, New York  10019
                         Attention: James Morgan
                         Facsimile: 212-537-1867/1866

                         BRANCH BANKING AND TRUST COMPANY


                         By:
                            --------------------------------------------------
                           Title:
                                 ---------------------------------------------

                         110 South Stratford Road, Suite 301
                         Winston-Salem, North Carolina  27104
                         Attention: James Stallings
                         Facsimile: 336-733-3254

                                   SCHEDULE I

                           COMMITMENTS AND PERCENTAGES

                          Aggregate Share of
                            Revolving Loan
                           Commitment Amount
                           and LC Commitment     Revolving       Additional        Additional          Total
Lender                          Amount          Percentage       Commitment        Percentage       Percentage
------                          ------          ----------       ----------        ----------       ----------

Bank of America, N.A.        $3,236,385.34       28.980519%      $1,274,207.84     20.1215634%      25.774818%

Bank of Scotland             $1,381,574.05       12.371436%      $1,368,425.95     21.6094020%      15.714286%

Branch Banking & Trust       $1,082,548.88        9.693787%      $0                 0.0000000%       6.185994%
Company

Fleet National Bank          $1,266,421.74       11.340294%      $0                 0.0000000%       7.236700%

Morgan Stanley Senior        $  752,484.81        6.738197%      $1,997,515.19     31.5436206%      15.714286%
Funding, Inc.

National City Bank           $1,464,474.47       13.113775%      $   873,973.88    13.8012970%      13.362562%

ING Prime Rate Trust         $  601,987.85        5.390557%      $0                 0.0000000%       3.439931%

TBH-I, L.P.                  $1,381,573.98       12.371435%      $   818,426.02    12.9241169%      12.571429%

TOTAL                        $11,167,451.12         100.00%      $6,332,548.88         100.00%         100.00%

                                   SCHEDULE II

                               DISCLOSURE SCHEDULE

Item 9.6   Litigation, etc.
Item 9.8   Subsidiaries
Item 9.9   Pension and Welfare Plans
Item 9.13  Environmental Matters
Item 9.16  Insurance
Item 9.17  Real Property
Item 10.9  Liens
Item 10.10 Investments

EXHIBIT A

                                   Exhibit A
                                  FORM OF NOTE

                                                                  ________, 2002
                                                               Chicago, Illinois


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of __________________ at the office of Bank of America, N.A. (the "POST-PETITION AGENT"), in Dallas, Texas, the aggregate unpaid principal amount of all Loans made by the payee to the undersigned pursuant to the Credit Agreement referred to below, such amount to be paid at the times set forth in the Credit Agreement.

         The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rates and at the times set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Post-Petition Credit Agreement, dated as of March 11, 2002 (herein, as amended or otherwise modified from time to time, called the "CREDIT AGREEMENT"), between the undersigned, certain financial institutions (including the payee) and the Post-Petition Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be entirely performed in such State, except to the extent governed by the Bankruptcy Code.

                                                U.S. AGGREGATES, INC.


                                                By
                                                  ------------------------------
                                                  Title
                                                       -------------------------

                                    EXHIBIT C

                      FORM OF BUDGET COMPLIANCE CERTIFICATE

To:   Bank of America, N.A., as Post-Petition Agent
      1455 Market Street
      CA5-701-05-19
      San Francisco, California 94103

Ladies and Gentlemen:

         Please refer to the Post-Petition Credit Agreement dated as of March 11, 2002 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among U.S. Aggregates, Inc. (the "COMPANY"), various subsidiaries of the Company, various financial institutions and Bank of America, N.A., as Post-Petition Agent. This certificate (this "CERTIFICATE"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Company hereby certifies and warrants to the Post-Petition Agent and the Lenders that for the month ended ________, 200__, the (the "CALCULATION PERIOD"), that the (i) the [revised] Global Budget accurately reflects cash receipts and disbursements during the Calculation Period, (ii) proceeds of the Loans and Letters of Credit were used during the Calculation Period for the types of expenditures set forth in Section 10.14 of the Credit Agreement and in compliance with the maximum amounts permitted to be expended thereunder for the relevant time period in accordance with the Global Budget* and (iii) no Event of Default or Unmatured Event of Default has occurred and is continuing.**


------------
(1) Or, if there is any variance (including any usage of the Permitted Variance), set forth the variance in detail (including calculations related thereto).

(2) Or, if any Event of Default or Unmatured Event of Default has occurred, so state and include a description thereof in reasonable detail.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on _________, 200__.


                         U.S. AGGREGATES, INC.


                         By:
                               ------------------------------------------------
                         [Chief Executive Officer][Chief Financial Officer]

                                    EXHIBIT D

                              BORROWING CERTIFICATE

Date:                   , 200
       -----------------     --

To:    Bank of America, N.A. as Post-Petition Agent
       901 Main Street
       TX1-492-14-11
       Dallas, Texas 75202-3714
       Attention:  Richard Piland
       Facsimile:  (214) 290-2515

Ladies and Gentlemen:

         The undersigned, U.S. Aggregates, Inc. (the "COMPANY"), refers to the Post-Petition Credit Agreement dated as of March 11, 2002 (as amended or otherwise modified from time to time, the "AGREEMENT") among U.S. Aggregates, Inc., certain Lenders which are signatories thereto and Bank of America, N.A., as Post-Petition Agent. Capitalized terms defined therein being used herein as therein defined.

15       The Company hereby [gives you notice irrevocably, pursuant to
Section 2.2 of the Agreement, of a borrowing of [Additional Loans] [Revolving Loans]] [requests, pursuant to Section 2.3 of the Agreement, that the Issuing Lender issue a Letter of Credit for the account of the Company for___________, as beneficiary].

16       The Business Day of the proposed [borrowing] [issuance of such
Letter of Credit] is _________________  200___.

17       The [aggregate amount of the proposed borrowing] [Stated Amount of the proposed Letter of Credit] is $______.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [borrowing] [issuance of such Letter of Credit], before and after giving effect thereto and to the application of the proceeds therefrom:

(i) the warranties of the Company contained in Section 9 of the Agreement are true and correct as though made on and as of such date (except to the extent such warranties relate solely to an earlier date, in which case they were true and correct as of such date);

(ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from such proposed borrowing;


                                   Exhibit D

(iii) the proposed [borrowing] [issuance of such Letter of Credit] will not cause the Revolving Outstandings to exceed the Commitment Amount;

(iv)     other than arising as a result of the commencement of the Chapter
11 Cases, since November 8, 2001, no event has occurred that has resulted in, or is reasonably likely to result in, a Material Adverse Effect (taking into account the sale of certain of the assets of Monroc, Inc. located in the State of Idaho);

(v) the proposed [borrowing] [issuance] and its intended use are consistent with the terms of the Agreement and the Global Budget (after taking into account the amount, if any, of (x) the unused portion of the Permitted Variance and (y) the unused budgeted amounts from the current Operating Budget) and is necessary, after utilization and application of the Debtors' available cash, in order to satisfy the Debtors' obligations in the ordinary course of business incurred after the Filing Date or as otherwise permitted under the Agreement; and

(vi) the Company and each other Debtor has observed or performed all of its covenants and other agreements in, and has satisfied in all material respects every condition contained in, the Interim Financing Order or the Final Financing Order (as applicable) to be observed, performed or satisfied by the Company or such other Debtor.

                                U.S. AGGREGATES, INC.



                                By:
                                   ---------------------------------------------
                                Title:
                                      ------------------------------------------


                                   Exhibit D

                                    EXHIBIT E

                                     FORM OF
                             COMPLIANCE CERTIFICATE

To:      Bank of America, N.A.,
         as Post-Petition Agent,
         and the Lenders which are parties
         to the Credit Agreement referred to below

         Reference is made to the Post-Petition Credit Agreement dated as of March 11, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement") among U.S. Aggregates, Inc. (the "Company"), various financial institutions which are or from time to time may become parties thereto and Bank of America, N.A., individually and as Post-Petition Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

1. REPORT. Enclosed herewith is a copy of the [annual audit/quarterly/ monthly] report of the Company as at ____________, 200__ (the "Computation Date"), which report fairly presents the financial condition and results of operation of the Company and its Subsidiaries, as of the Computation Date.

2. FINANCIAL TESTS. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following financial restrictions contained in Section 10 of the Credit Agreement:

--------------------------------------------------------------------------------

a.      SECTION 10.6. MINIMUM EBITDA

--------------------------------------------------------------------------------
    i.  Consolidated Net Income PLUS (a) to the extent
        deducted in determining Consolidated Net              $_________
        Income, the sum of (i) depreciation expense,
        (ii) amortization expense, (iii) other
        non-cash charges including asset
        impairments, (iv) net total federal, state
        and local income tax expense, (v) Interest
        Expense and bank fees relating to the Loans
        and Letters of Credit (if applicable), (vi)
        extraordinary losses, including
--------------------------------------------------------------------------------


                                   Exhibit E
                                  Page 1 of 3

--------------------------------------------------------------------------------
                non-cash losses resulting from Asset Sales,
                (vii) any non-cash, non-recurring charge,
                (viii) "Chapter 11 and Administration
                expenses" (or "administrative costs
                reflecting Chapter 11 and expenses") as shown on the consolidated statement of income of the Company for such period and (ix) costs under any employee retention programs approved by the Bankruptcy Court LESS (b) extraordinary ---- gains MINUS (c) the credit, if any, ----- attributable to Minority Interests for the period beginning on January 1, 2002 and ending on the Computation Date ("EBITDA"):

    ii.   Minimum Amount required by Section 10.6:                    $_________

--------------------------------------------------------------------------------

b.  SECTION 10.12 CAPITAL EXPENDITURES

--------------------------------------------------------------------------------

    i.          Capital Expenditures for the period beginning on     $_________
                January 1, [2002][2003] and ending on the Computation Date:

--------------------------------------------------------------------------------

   ii.           Maximum Capital Expenditure Amount permitted under
                 Section 10.12:

--------------------------------------------------------------------------------

3. DEFAULTS. The Company hereby further certifies and warrants to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.


                                   Exhibit E

        IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its [Chief Executive Officer] [Chief Financial Officer] this _________________ day of _______________________, 200_.

                           U.S. AGGREGATES, INC.


                           By:  ______________________________________
                           [Chief Executive Officer] [Chief Financial Officer]


                                   Exhibit E

                                    EXHIBIT G

                          FORM OF EXEMPTION CERTIFICATE

          Reference is made to the Post-Petition Credit Agreement, dated as of March 11, 2002 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT"), among U.S. Aggregates, Inc. (the "COMPANY"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS") and Bank of America, N.A., as post-petition agent for the Lenders thereunder (in such capacity, the "POST-PETITION AGENT"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. _____________________ (the "NON-U.S. LENDER") is providing this certificate pursuant to Section 13.10(a)(iii) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2.      The Non-U.S. Lender is not a "bank" for purposes of Section
881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

         (a) The Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

         (b) The Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

         (c) The Non-U.S. Lender is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code; and

         (d) The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                   [NAME OF NON-U.S. LENDER]

                                   By:
                                          -------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                          -------------------------------------

Dated:
      -------------------

                                    EXHIBIT H

                          FORM OF ASSIGNMENT AGREEMENT

         Reference is made to Section 14.9.1 of the Post-Petition Credit Agreement dated as of March 11, 2002 (as amended or otherwise modified, the "CREDIT AGREEMENT"), among U.S. Aggregates, Inc., various financial institutions and Bank of America, N.A., as post-petition agent (the "POST-PETITION AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         __________________________ (the "ASSIGNOR") and ___________________
(the "ASSIGNEE") hereby agree as follows:

         The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to $___________ of the [Additional Commitment] [Revolving Commitment] of the Assignor (equal to [an Additional Percentage] [a Revolving Percentage] of ___%), such purchase and assignment to be effective as of the effective date set forth herein. After giving effect to such assignment and delegation (and other assignments by the Assignor on the date hereof), the Assignor's and Assignee's Total Percentages for the purposes of the Credit Agreement will be as set forth opposite each such Person's name on the signature pages hereof.

         The effective date of this Assignment Agreement shall be the date when the consent of the Post-Petition Agent to this Assignment Agreement has been received and the conditions set forth in clauses (x), (y) and (z) of the proviso to the first paragraph of Section 14.9.1 of the Credit Agreement shall be either met or waived. The Assignor hereby instructs the Post-Petition Agent to make all payments after the effective date hereof in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the effective date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.


                                   Exhibit H

         The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitments been granted, the Letters of Credit issued and its Loans been made directly by such Assignee to the Company without the intervention of the Post-Petition Agent, the Assignor or any other Lender and (ii) has made and will continue to make, independently and without reliance upon the Post-Petition Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that the Post-Petition Agent makes no representations or warranties about the creditworthiness of the Company or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

         The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

         The Assignee represents and warrants to the Post-Petition Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.5 or Section 8 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Sections.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Post-Petition Agent:

         (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments:

         (A)      ADDRESS FOR NOTICES:


                                   Exhibit H

                  Institution Name:

Address:


Attention:

Telephone:        (     )      -

Facsimile:        (     )      -

         (B)      PAYMENT INSTRUCTIONS:

                  [                                           ]
                  ABA #
                  Address:
                  Account:


                                   Exhibit H

         IN WITNESS WHEREOF, the undersigned have caused this agreement to be
executed by their duly authorized officers this      day of             , 200  .
                                               ------      -------------     --


Total Percentage   =            %            [ASSIGNOR]
                     -----------

                                             By:
                                                --------------------------------
                                             Title:
                                                    ----------------------------

Total Percentage   =             %           [ASSIGNEE]
                     ------------

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------


ACCEPTED AND CONSENTED TO
this    day of                     , 200
     --        --------------------     --

BANK OF AMERICA, N.A.,
as Post-Petition Agent


By:
   ----------------------------------------------
Title:
      -------------------------------------------

BANK OF AMERICA, N.A.,
as Issuing Lender


By:
   ----------------------------------------------
Title:
      -------------------------------------------


                                   Exhibit H
                                  Page 4 of 4